Exhibit 10.49
Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “* * *” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

REVENUE INTERESTS PURCHASE AGREEMENT
Dated as of October 5, 2012
between
AxoGen, Inc.
and
PDL BioPharma, Inc.

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-ii-

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EXHIBITS
Exhibit A    -    Form of Guarantee and Collateral Agreement
Exhibit B    -    Form of Assignment of Interests
Exhibit C    -    Form of Deposit Agreement
Exhibit D    -    Form of Legal Opinion

REVENUE INTERESTS PURCHASE AGREEMENT
This REVENUE INTERESTS PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of October 5, 2012, by and between AxoGen, Inc., a Minnesota corporation (the “Company”), and PDL BioPharma, Inc., a Delaware corporation (“Purchaser”).
WHEREAS, the Company wishes to obtain financing in respect of the commercialization of the Product (as hereinafter defined) and to sell, assign, convey and transfer to Purchaser in consideration for its payment of the Purchase Price (as hereinafter defined), and Purchaser wishes to purchase from the Company, the Assigned Interests (as hereinafter defined), all upon and subject to the terms and conditions hereinafter set forth;
WHEREAS, the Company and Purchaser entered into that certain Interim Royalty Purchase Agreement, dated August 14, 2012 (“Interim Royalty Purchase Agreement”), pursuant to which, Purchaser paid $1,750,000.00 (the “Interim Payment”) for the acquisition of certain of the Company's revenue rights; and
WHEREAS, the parties desire for this Agreement to amend, restate and replace the Interim Royalty Purchase Agreement in its entirety.
NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

The following terms, as used herein, shall have the following meanings:

“2013 Annual Meeting” shall have the meaning set forth in Section 5.15.

“Accounts” shall mean, collectively, the Deposit Account, the Joint Concentration Account, the Company Concentration Account and the Purchaser Concentration Account, each established and maintained pursuant to the Deposit Agreement.

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Aggregate Deposit Funds” shall mean any and all financial assets, funds, monies, checks or other items deposited into the Deposit Account.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Applicable Percentage” shall mean * * *.

“Assigned Interests” shall mean the following amounts of the Company's Net Revenues:

(a)from the Closing Date until September 30, 2014, an amount equal to the product of the Applicable Percentage multiplied by the Company's Net Revenues;

(b)for each of the following twenty-four (24) Fiscal Quarters, the greater of (i) an amount equal to the Applicable Percentage of the Company's Net Revenues for such Fiscal Quarter or (ii) the following amounts:

(i)for the quarter ending December 31, 2014, * * *;
(ii)for the quarter ending March 31, 2015* * *;
(iii)for the quarter ending June 30, 2015, * * *;
(iv)for the quarter ending September 30, 2015, * * *;
(v)for the quarter ending December 31, 2015, * * *;
(vi)for the quarter ending March 31, 2016, * * *;
(vii)for the quarter ending June 30, 2016, * * *;
(viii)for the quarter ending September 30, 2016, * * *;
(ix)for the quarter ending December 31, 2016, * * *;
(x)for the quarter ending March 31, 2017, * * *;
(xi)for the quarter ending June 30, 2017, * * *;
(xii)for the quarter ending September 30, 2017, * * *;
(xiii)for the quarter ending December 31, 2017, * * *;
(xiv)for the quarter ending March 31, 2018, * * *;
(xv)for the quarter ending June 30, 2018, * * *;
(xvi)for the quarter ending September 30, 2018, * * *;
(xvii)for the quarter ending December 31, 2018, * * *;
(xviii)for the quarter ending March 31, 2019, * * *;
(xix)for the quarter ending June 30, 2019, * * *;
(xx)for the quarter ending September 30, 2019, * * *;

(xxi)for the quarter ending December 31, 2019, * * *;
(xxii)for the quarter ending March 31, 2020, * * *;
(xxiii)for the quarter ending June 30, 2020, * * *; and
(xxiv)for the quarter ending September 30, 2020, * * *.

“Assigned Interests Collateral” shall mean the property included in the definition of “Collateral” in the Guarantee and Collateral Agreement.

“Assignment of Interests” shall mean the Assignment of Interests pursuant to which the Company shall assign to Purchaser all of its rights and interests in and to the Assigned Interests purchased hereunder, which Assignment of Interests shall be substantially in the form of Exhibit B.

“Audit Costs” shall mean, with respect to any audit of the books and records of the Company with respect to amounts payable or paid under this Agreement, the reasonable out-of-pocket cost of such audit, including all fees, costs and expenses incurred in connection therewith.

“Bankruptcy Event” shall mean the occurrence of any of the following:

(a)the Company shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or the Company shall make a general assignment for the benefit of its creditors;

(b)there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (a) above which remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(c)there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (i) all or any substantial portion of its assets and/or (ii) the Product or any substantial portion of the Intellectual Property related to the Product, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof;

(d)the failure of the Company to take action to object to any of the acts set forth in clause (b) or (c) above within ten (10) days of the Company receiving written notice of such act; or

(e)the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its respective debts as they become due.

“BLA” shall mean a biologics license application and all amendments and supplements thereto, submitted to the FDA with respect to Avance® Nerve Graft.
“Board” shall mean the Board of Directors of the Company.
“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close.
“Call Closing Date” shall have the meaning set forth in Section 5.07(c).
“Call Option” shall have the meaning set forth in Section 5.07(c).
“Change of Control” shall mean:
(a)the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of any capital stock of the Company, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

(b)a merger or consolidation of the Company, with any other Person, other than a merger or consolidation which would result in the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company's voting securities or such surviving entity's voting securities outstanding immediately after such merger or consolidation;

(c)during any period of two (2) consecutive years, measured from the first Business Day after the Purchaser Designee appointed pursuant to Section 5.15 hereof takes office, individuals who at the beginning of such period constitute the board of directors of the Company (together with any new directors (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this definition of “Change of Control”), whose election by such board of directors or nomination for election by the Company's stockholders, as applicable, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Company then in office, provided that for purposes of determining a Change of Control pursuant to this clause (c), the directorship held by the Purchaser Designee shall be disregarded.

(d)the bona fide sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any of its Subsidiaries of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries, taken as a whole, are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned (direct or indirect) Subsidiary of the Company.
“Change of Control Payment” shall mean the sum of (i) an amount that, when paid to Purchaser, would generate an IRR to Purchaser of * * * on all payments made by Purchaser pursuant to the Interim Royalty Purchase Agreement and Section 2.03 of this Agreement as of the date of the Change of Control Payment, taking into account the amount and timing of all payments made by the Company to Purchaser (and retained by Purchaser) pursuant to Sections 2.02 and 5.08 of this Agreement and, if applicable, the Interim Royalty Purchase Agreement, prior to and as of the date of payment of the Change of Control Payment, plus (ii) any Delinquent Assigned Interests Payment owed (it being understood and agreed that in calculating the Change of Control Payment, in no event shall Purchaser be required to repay any amounts previously paid to Purchaser pursuant to Sections 2.02 and 5.08 of this Agreement if such payments exceed the IRR required pursuant to this definition).
“Closing” shall have the meaning set forth in Section 2.03(a).
“Closing Date” shall have the meaning set forth in Section 2.03(a).
“Company” shall have the meaning set forth in the first paragraph hereof.
“Company Concentration Account” shall mean a segregated account established and maintained at the Deposit Bank pursuant to the terms of the Deposit Agreement and this Agreement. The Company Concentration Account shall be the account into which the funds remaining in the Joint Concentration Account after payment therefrom of the amounts payable to Purchaser pursuant to this Agreement are swept in accordance with the terms of this Agreement and the Deposit Agreement.
“Company Indemnified Party” shall have the meaning set forth in Section 7.05(b).
“Confidential Information” shall mean, as it relates to the Company and its Affiliates and the Product, the Intellectual Property, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material, or such other information that either party identifies to the other as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential. Notwithstanding the foregoing definition, Confidential Information shall not include information that (a) is already in the public domain at the time the information is disclosed, (b) thereafter becomes lawfully obtainable from other sources who, to the knowledge of the recipient, have no obligation of confidentiality, (c) can be shown to have been independently developed by the recipient or its representatives without reference to any Confidential Information of the other party, or (d) is required to be disclosed under securities laws, rules and regulations applicable to the Company or its Affiliates or the Purchaser or its Affiliates, as the case may be, or pursuant to the rules and regulations of any securities exchange or trading system or pursuant to any other laws, rules or regulations of any Governmental Authority having jurisdiction over the Company and its Affiliates or Purchaser and its Affiliates.

“Controlled” or “Control” shall mean, with respect to Intellectual Property, the right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under such Intellectual Property without violating the terms of any agreement with a third party related to such Intellectual Property.

“Daily Amount” shall have the meaning set forth in Section 2.02(b).

“Default” shall mean the occurrence of any event or circumstance that would, with the giving of notice, lapse of time, or both, be an Event of Default.

“Delinquent Assigned Interests Payment” shall mean, with respect to any Assigned Interests Payment and, if owed by the Company to Purchaser, any payment due under Section 5.08(g)(iii) that is not paid when due shall, in each case, be an amount equal to the product of the amount so owed multiplied by the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly.

“Deposit Account” shall mean collectively, any deposit and segregated deposit account established and maintained at the Deposit Bank pursuant to a Deposit Agreement and this Agreement. The Deposit Account shall be the account into which all payments made to the Company in respect of the sale of the Product are to be remitted.

“Deposit Agreement” shall mean the agreement entered into by a Deposit Bank, the Company and Purchaser, substantially in the form of Exhibit C attached hereto, pursuant to which, among other things, the Deposit Account, the Joint Concentration Account, the Purchaser Concentration Account and the Company Concentration Account shall be established and maintained.

“Deposit Bank” shall mean Silicon Valley Bank or such other bank or financial institution approved by each of Purchaser and the Company and a party to any Deposit Agreement (it being understood that the parties intend to engage a new bank within 120 days of the date hereof).

“Dispute” shall have the meaning set forth in Section 3.12(e).

“Event of Default” shall mean the occurrence of any Put Option Event (other than pursuant to clause of (a) of said definition) and any material breach by the Company of the Transaction Documents, whether or not constituting a Put Option Event.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“Existing Agent” shall mean Midcap Financial SBIC LP, in its capacity as agent for the lenders under the Existing Credit Agreement.

“Existing Credit Agreement” shall mean that certain Loan and Security Agreement, dated as of September 30, 2011 among the Company, its Subsidiary, the Existing Agent and the

lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

“Financial Statements” shall mean (a) the audited consolidated balance sheets of the Company and its Subsidiary as of December 31, 2012 and 2011, and the related audited consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Years then ended and (b) the unaudited consolidated balance sheet of the Company and its Subsidiary as of June 30, 2012, and the related unaudited consolidated statements of operations, cash flows and shareholders' equity for the three (3) and six (6) month period then ended.

“Fiscal Quarter” shall mean each three (3) month period commencing January 1, April 1, July 1 or October 1, provided however that (a) the first Fiscal Quarter of the Term shall extend from the Closing Date to the end of the first full Fiscal Quarter thereafter, and (b) the last Fiscal Quarter of the Term shall end upon the expiration of this Agreement.

“Fiscal Year” shall mean the calendar year.

“GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including the United States Patent and Trademark Office, the FDA, or the United States National Institutes of Health.

“Gross Product Revenues” means, for any period of determination, the sum of the following for such period: (a) the amounts invoiced and recognized as revenue in accordance with GAAP by the Company, its Subsidiaries or any of their Affiliates with respect to the sale of Product to a Third Party by the Company, its Subsidiaries or any of their Affiliates, (b) the amounts invoiced and recognized as revenue in accordance with GAAP by the Company, its Subsidiaries or any of their Affiliates from a Third Party with respect to the sale, distribution or other use of the Product by such Third Party in connection with any marketing, royalty, manufacturing, co-promotion, co-development, equity investment, cost sharing or other strategic arrangements, and (c) any collections in respect of write-offs or allowances for bad debts in respect of items described in the preceding clauses (a) and (b). For purposes of prevention of duplication, “Gross Product Revenue” shall not include amounts invoiced by distributors, wholesalers or other Persons acting in similar capacities.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement between the Company and Purchaser providing for, among other things, the grant by the Company in favor of Purchaser of a valid continuing, perfected lien on and security interest in, the Assigned Interests and the other Assigned Interests Collateral described therein, which Guarantee and Collateral Agreement shall be substantially in the form of Exhibit A.

“Intellectual Property” shall mean all proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application) and improvements thereto; Patents; registered or unregistered trademarks, trade names, service marks, including all goodwill associated therewith; registered and unregistered copyrights and all applications thereof; in each case that are owned, Controlled by, generated by, issued to, licensed to, licensed by or hereafter acquired by or licensed by the Company, in each case relating to, or otherwise relevant or desirable, now or in the future, for the manufacture and sale of the Product.

“Interim Payment” shall have the meaning set forth in the Recitals.

“Interim Royalty Purchase Agreement” shall have the meaning set forth in the Recitals.

“IRR” shall mean the internal rate of return utilizing the same methodology utilized by the XIRR function in Microsoft Excel.

“Joint Concentration Account” shall mean a segregated account, subject to a control agreement in favor of Purchaser, established for the benefit of the Company and Purchaser and maintained at the Deposit Bank pursuant to the terms of the Deposit Agreement and this Agreement. The Joint Concentration Account shall be the account into which the Deposit Bank sweeps the funds held in the Deposit Account.

“Knowledge” shall mean the actual knowledge, or that which would or should have been known after reasonable inquiry, of any officer, director or employee of the Company or its Subsidiaries relating to a particular matter.

“License Agreement” shall mean any existing or future license, commercialization, co-promotion, collaboration, distribution, marketing or partnering agreement entered into before or during the Revenue Interest Period by the Company or any of its Affiliates relating to the Product and/or under the Intellectual Property.

“Licensees” shall mean, collectively, the licensees, sublicensees or distributors under the License Agreements; each a “Licensee”.

“Liens” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, interest, mortgage, deed of trust, option, privilege, pledge, liability, covenant, order, tax, right of recovery, trust or deemed trust (whether contractual, statutory or otherwise arising) or any encumbrance, right or claim of any other person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, including, without limitation, any conditional sale or other title retention agreement, any lease having the same financial effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, awards, penalties, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses incurred in connection with investigating, preparing for or defending any action, suit or proceeding).

“Major Countries” shall mean the United States.

“Material Adverse Change” shall mean, with respect to the Company and its Subsidiaries, any event, change, circumstance, occurrence, effect or state of facts that has caused or is reasonably likely to cause a material adverse change on the business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean (a) the effect of a Material Adverse Change, (b) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (c) material adverse effect on the ability of the Company to perform any of its obligations under the Transaction Documents, (d) the inability or failure of Company to make payment of the Assigned Interests or any other amounts in violation of this Agreement, and (e) any material adverse effect on the Product or the ability of the Company to distribute, market and/or sell the Product.

“Material Contract” shall mean: (a) any marketing agreement, co-promotion agreement or partnering agreement related to the manufacture, sale or distribution of the Product in any of the Major Countries; or (b) any agreement relating to any Material Patent, including any license, assignment, or agreement related to Control of such Material Patent.

“Net Revenues” shall mean, for any period of determination, the difference of

(a)Gross Product Revenues for such period, less

(b)the sum, with respect to the items described in clauses (i) and (ii) of the definition of Gross Product Revenues, of

i.cash, trade discounts and rebates actually granted or paid Third Parties in accordance with customary industry standards,

ii.allowances and adjustments actually credited to customers for Product that is spoiled, damaged, outdated, obsolete, returned or otherwise recalled, but only if and to the extent the same are in accordance with sound business practices and not in excess of customary industry standards,

iii.charges for freight, postage, shipping, delivery, service and insurance charges, to the extent invoiced,

iv.taxes, duties or other governmental charges to the extent invoiced,

v.write-offs or allowances for bad debts,

vi.rebates and chargebacks and other price reduction programs granted to managed care entities, Governmental Authorities, group purchasing organizations or pharmaceutical benefit management companies, and

vii.other payments required by law to be made under Medicaid, Medicare or other government special medical assistance programs.

Net Revenues shall be determined in accordance with GAAP as applied by the Company and its Subsidiary on the date of this Agreement.

“New Securities” shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Obligations” shall mean any and all obligations of the Company under the Transaction Documents.

“Offer Notice” shall have the meaning set forth in Section 5.16(a).

“Patents” shall mean all patents, patent rights, patent applications, patent disclosures and invention disclosures issued or filed, together with all reissues, divisions, continuations, continuations-in-part, revisions, term extensions, substitutes, supplementary protection certificates and reexaminations, including the inventions claimed in any of the foregoing and any priority rights arising therefrom, covering or related to the manufacture, use and sale of the Product that are issued or filed as of the date hereof or during the Revenue Interest Period, including, without limitation, those identified in Schedule 3.12 in each case, which are owned, Controlled by, issued to, licensed to or licensed by the Company, its Subsidiary or any of its Affiliates.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Product” shall mean Avance® Nerve Graft, AXOGUARD® Nerve Protector and AXOGUARD® Nerve Connector, regardless of the purpose for which such products are marketed or sold, and any and all future iterations of such products developed or licensed by the Company as a solution to repair or protect nerves as marketed in any jurisdiction.

“Purchase Price” shall mean $20,800,000 less the Interim Payment and any additional amounts due and payable under the Interim Royalty Purchase Agreement as of the Closing Date.

“Purchaser” shall have the meaning set forth in the first paragraph hereof.

“Purchaser Concentration Account” shall mean a segregated account established for the benefit of Purchaser and maintained at a bank specified in writing by Purchaser pursuant to the terms of the Deposit Agreement and this Agreement. The Purchaser Concentration Account shall be the account into which the funds held in the Joint Concentration Account which are payable to Purchaser pursuant to this Agreement are swept by the Deposit Bank in accordance with the terms of this Agreement and the Deposit Agreement.

“Purchaser Designee” shall have the meaning set forth in Section 5.15(a).

“Purchaser Indemnified Party” shall have the meaning set forth in Section 7.05(a).

“Put Option” shall have the meaning set forth in Section 5.07(b).

“Put Option Closing Date” shall have the meaning set forth in Section 5.07(b).

“Put Option Event” shall mean any one of the following events:

(a)the anniversary of four (4) years from the Closing Date;
(b)any Bankruptcy Event;
(c)occurrence of a Material Adverse Effect;
(d)any Transfer by the Company of its interests in the Revenue Interests or substantially all of its interest in the Product; or
(e)any material breach of any representation or warranty made by the Company in this Agreement or any material breach of or default under any covenant or agreement by the Company pursuant to a Transaction Document, which breach is not cured within thirty (30) days after the earlier of (1) written notice thereof being delivered by Purchaser to the Company and (2) the date the Company becomes aware of such material breach.

“Put Price” shall mean the sum of (i) an amount that, when paid to Purchaser, would generate an IRR to Purchaser of * * * on all payments made by Purchaser pursuant to the Interim Royalty Purchase Agreement and Section 2.03 of this Agreement as of the date of payment of the Put Price, taking into account the amount and timing of all payments made by the Company to Purchaser (and retained by Purchaser) pursuant to Sections 2.02 and 5.08 of this Agreement and, if applicable, the Interim Royalty Purchase Agreement, prior to and as of the date of payment of the Put Price, plus (ii) any Delinquent Assigned Interests Payment owed (it being understood and agreed that in calculating the Put Price, in no event shall Purchaser be required to repay any amounts previously paid to Purchaser pursuant to Sections 2.02 and 5.08 of this Agreement if such payments exceed the IRR required pursuant to this definition).

“Quarterly Report” shall mean, with respect to the relevant Fiscal Quarter of the Company, (a) a report showing Gross Profit Revenues for such quarter and the adjustments and other reconciliations used to arrive at Net Revenues for such quarter, reconciled, in each case, to the most applicable line item in the Company's consolidated statements of operations as most recently filed or to be filed with the Securities and Exchange Commission or furnished to Purchaser pursuant to Section 5.02(h) and (b) a reconciliation of all payments made by the Company to Purchaser pursuant to this Agreement during such quarter, including all amounts deposited into the Purchaser Concentration Account during such quarter.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals in the United States or other regulation of pharmaceuticals.

“Regulatory Approval” shall mean all approvals (including, without limitation, where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Governmental Authority necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Product in a regulatory jurisdiction.

“Revenue Interest Period” shall mean the period from and including the Closing Date through the earliest of:

(a)expiration of eight (8) complete years following the Closing Date;
(b)payment of the Put Price; or
(c)payment of the Change of Control Payment.

“Revenue Interests” shall mean all of the Company's interest in the Gross Product Revenues.

“Secretary's Certificate” shall mean the duly executed Secretary's and Officer's Certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, (W) attaching certified copies of the Company's organizational documents (together with any and all amendments thereto); (X) attaching certified copies of the resolutions adopted by the board of directors of the Company authorizing and approving the execution, delivery and performance by the Company of the Agreement and the Assignment of Interests and the transactions contemplated herein and therein; (Y) setting forth the incumbency of the officer or officers of the Company who have executed and delivered the Agreement and the Assignment of Interests; and (Z) attaching copies, certified by such officer as true and complete, of a certificate of the appropriate Governmental Authority of the Company's jurisdiction of formation, stating that the Company is in good standing under the laws of the State of Minnesota.

“Subsidiary” shall mean, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Tax” or “Taxes” shall mean any federal, state, local or foreign tax, levy, impost, duty, assessment, fee, deduction or withholding or other charge, including all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and other fees imposed by any taxing authority (and interest, fines, penalties and additions related thereto).

“Tax Return” shall mean any report, return, form (including elections, declarations, statements, amendments, claims for refund, schedules, information returns or attachments thereto) or other information supplied or required to be supplied to a Governmental Authority with respect to Taxes.

“Term” shall have the meaning set forth in Section 6.01.

“Term Sheet” shall mean the Term Sheet between the Company and Purchaser, dated July 26, 2012.

“Third Party” shall mean any Person other than the Company.

“Transaction Documents” shall mean, collectively, this Agreement, the Assignment of Interests, the Guarantee and Collateral Agreement, the UCC Financing Statements, the Deposit Agreement, the Secretary's Certificate and any related ancillary documents or agreements.

“Transfer” shall mean any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“True-Up Amount” shall have the meaning set forth in Section 5.08(g)(i).

“True-Up Statement” shall have the meaning set forth in Section 5.08(g)(i).

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Financing Statements” shall mean the UCC-1 financing statements, in form and substance reasonably satisfactory to Purchaser, that shall be filed at or promptly following the Closing, as well as any additional UCC-1 financing statements or amendments thereto as reasonably requested from time to time, to perfect Purchaser's security interest in the Assigned Interests Collateral.

“United States” shall mean the United States of America.

“Year-to-Date Assigned Interests” shall have the meaning set forth in Section 5.08(g)(i).

“Year-to-Date Net Revenues” shall have the meaning set forth in Section 5.08(g)(i).

ARTICLE II
PURCHASE OF INTERESTS

Section 2.01    Purchase.

(a)Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to purchase from the Company, free and clear of all Liens (except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document), all of the Company's rights and interests in and to the Assigned Interests on the Closing Date. Purchaser's ownership interest in each of the Assigned Interests so acquired shall vest immediately upon the Company's receipt of payment for such Assigned Interests pursuant to Section 2.03(a).

(b)The Company and Purchaser intend and agree that the sale, assignment and transfer of the Assigned Interests under this Agreement is a true sale by the Company to Purchaser that provides Purchaser with the full benefits of ownership of the Assigned Interests. The Company waives any right to contest or otherwise assert that this Agreement is other than a true sale by the Company to Purchaser in any bankruptcy or insolvency proceeding relating to the Company.

(c)The Company hereby consents to Purchaser recording and filing, at Purchaser's sole cost and expense, the UCC Financing Statements and other financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary or appropriate to perfect the purchase by Purchaser of the Assigned Interests.

Section 2.02    Payments by the Company.

(a)Payments in Respect of the Assigned Interests. In connection with the assignment of the Assigned Interest, Purchaser shall be entitled to receive (i) the Assigned Interests in respect of Net Revenues earned during the Revenue Interest Period and (ii) any Delinquent Assigned Interests Payment, as and when due.

(b)Interim Payments into Deposit Accounts. Subject to Section 5.08(a), within 120 days of the date hereof, the Applicable Percentage of the Aggregate Deposit Funds in each Fiscal Year shall be swept from the Deposit Account into the Purchaser Concentration Account on a daily basis (the “Daily Amount”) pursuant to Section 5.08. Prior to the establishment of Purchaser Concentration Account as contemplated by Section 5.08(a), the Company shall promptly pay to Purchaser upon demand the aggregate Daily Amount.

(c)Payment Procedure. Other than payments made pursuant to the Deposit Agreement, any payments to be made by the Company to Purchaser hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds.

Section 2.03    Closing; Payment Purchase Price; Closing Deliveries.

(a)Closing. The closing of the purchase of the Assigned Interests pursuant to this Agreement (the “Closing”) will take place concurrently with the execution of this Agreement on the date hereof (the “Closing Date”) and will be held at the offices of PDL.

(b)Payment of Purchase Price. At the Closing, Purchaser shall pay to the Company the Purchase Price by wire transfer of immediately available funds to the account designated by the Company prior to the date hereof.

(c)Closing Deliveries.

(i)At the Closing, the Company will deliver to Purchaser:

A.its duly executed counterpart to each of the Transaction Documents to which the Company is a party;
B.a duly executed Secretary's Certificate, dated as of the Closing Date;
C.a payoff letter in form and substance reasonably satisfactory to Purchaser and duly executed and delivered by the Company and the Existing Agent which provides for the payment in full of the obligations owing under the Existing Credit Agreement and release of the liens thereunder;
D.copies of the UCC Financing Statements in respect of the Assigned Interests Collateral in form for filing in each appropriate jurisdiction; and
E.a legal opinion reasonably satisfactory to Purchaser from Morgan, Lewis & Bockius LLP addressing such matters with respect to the Transaction Documents as set forth on Exhibit D hereto.

(ii)At the Closing, the Purchaser will deliver to the Company:

A.payment of the Purchase Price consistent with Section 2.03(b); and
B.its duly executed counterpart to each of the Transaction Documents to which Purchaser is a party.

Section 2.04    No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser is acquiring only the Assigned Interests and is not assuming any liability or obligation of the Company or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Transaction Document or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Company or its Affiliates (the “Excluded Liabilities and Obligations”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

For purposes of all the representations and warranties contained in Article III, the term “Product” shall mean Avance® Nerve Graft, AXOGUARD® Nerve Protector and AXOGUARD® Nerve Connector as such products currently exist and are marketed in any jurisdiction, and no broader definition shall be implied. The Company hereby represents and warrants to Purchaser, as of the Closing Date, the following:
Section 3.01    Organization.

Each of the Company and its Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the States of Minnesota and Delaware, respectively, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents. Each of the Company and its Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries, other than AxoGen Corporation, a Delaware corporation.
Section 3.02    Authorization.

The Company has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by the Company and each Transaction Document constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equitable principles.
Section 3.03    Governmental Authorization.

The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except for the filing of the UCC Financing Statements.
Section .04    Ownership.

(a)The Company owns, Controls, or holds a valid license under, all of the Intellectual Property and the Regulatory Approvals which it currently purports to own related to the Product free and clear of all Liens, and no license or covenant not to sue under any Intellectual Property has been granted to or exists in any Third Party. Neither the Company nor its Subsidiary has granted, nor does there exist, any Lien on the Revenue Interests, the Assigned Interests or any other Collateral (except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document).

(b)The Company, immediately prior to the purchase of the Assigned Interests, owns, and is the sole holder of, all the Revenue Interests; and the Company owns, and is the sole holder of, and/or has and holds a valid, enforceable and subsisting license to, all of those other assets that are required to produce or receive any payments from any Licensee or payor under and pursuant to, and subject to the terms of any License Agreement, in each case free and clear of any and all Liens, except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document. The Company has not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of the Revenue Interests other than under the Interim Royalty Purchase Agreement or as contemplated by this Agreement. No Person other than the Company has any right to receive the payments payable under any License Agreement, other than Purchaser's rights with respect to the Assigned Interests, from and after the Closing Date. The Company has the full right to sell, transfer, convey and assign to Purchaser all of the Company's rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement without any requirement to obtain the consent of any Person. By the delivery to Purchaser of the executed Assignment of Interests, the Company shall transfer, convey and assign to Purchaser all of the Company's rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement, free and clear of any Liens, except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document. At the Closing, and upon the delivery of the Assignment of Interests to Purchaser by the Company, Purchaser shall have acquired good and valid rights and interests of the Company in and to the Assigned Interests being sold, transferred, conveyed and assigned to Purchaser pursuant to this Agreement, free and clear of any and all Liens, except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document.

(c)As of the Closing Date and upon the Company's execution and delivery of the Guarantee and Collateral Agreement, Purchaser shall have valid, continuing, first perfected lien on and security interest in the Revenue Interests, the Assigned Interests and the other Assigned Interests Collateral described in the Guarantee and Collateral Agreement.

Section 3.05    Financial Statements.

The Financial Statements are complete and accurate in all material respects, were prepared in conformity with GAAP and present fairly in all material respects the financial position and the financial results of the Company and its Subsidiary as of the dates and for the periods covered thereby.
Section 3.06    No Undisclosed Liabilities.

Except for those liabilities (a) specifically identified on the face of the Financial Statements, (b) incurred by the Company in the ordinary course of business since June 30, 2012, or (c) in connection with the Obligations under the Transaction Documents, there are no material liabilities of the Company or its Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable.
Section 3.07    Solvency.

The Company and its Subsidiary, taken as a whole, are not insolvent as defined in any statute of the United States Bankruptcy Code or in the fraudulent conveyance or fraudulent transfer statutes of the States of Delaware, Florida, Minnesota or New York. Assuming consummation of the transactions contemplated by the Transaction Documents, (a) the present fair saleable value of the Company's and its Subsidiary's assets and the fair value of the Company's and its Subsidiary's assets are each greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiary as such liabilities mature, (b) neither the Company nor its Subsidiary has unreasonably small capital with which to engage in its respective business, and (c) neither the Company nor its Subsidiary has incurred, nor does either have present plans to or intend to incur, debts or liabilities beyond their respective ability to pay such debts or liabilities as they become absolute and matured.
Section 3.08    Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiary or (b) any governmental inquiry pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiary, in each case with respect to clauses (a) and (b) above, which, if adversely determined, would question the validity of, or could adversely affect the transactions contemplated by any of the Transaction Documents or could reasonably be expected to have a Material Adverse Effect. There is no action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiary or any other Person relating to the Product, the Intellectual Property, the Regulatory Approvals, the Revenue Interests or the Assigned Interests.
Section 3.09    Compliance with Laws.

Neither the Company nor its Subsidiary (a) is in violation of, has violated, or to the Knowledge of the Company, is under investigation with respect to, and, (b) has been threatened to be charged with or been given notice of any violation of any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental

Authority applicable to the Company, the Assigned Interests or the Revenue Interests which would reasonably be expected to have a Material Adverse Effect.

Section 3.10    Conflicts.

Neither the execution and delivery of any of this Agreement or the other Transaction Documents to which the Company is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Company or its Subsidiary or any of their respective assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents) of the Company or its Subsidiary; (c) except for the filing of the UCC Financing Statements required hereunder and filings with the United States Patent and Trademark Office, require any notification to, filing with, or consent of, any Person or Governmental Authority; (d) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, its Subsidiary or any other Person or to a loss of any benefit relating to the Revenue Interests or the Assigned Interests; or (e) other than pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests, or any other Transaction Document, result in the creation or imposition of any Lien on (i) the assets or properties of the Company or its Subsidiary or (ii) the Assigned Interests, the Revenue Interests, or any other Assigned Interests Collateral, except, in the case of the foregoing clauses (a), (c), (d) or (e), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.11    Subordination.

The claims and rights of Purchaser created by any Transaction Document in and to the Assigned Interests, the Revenue Interests and any other Assigned Interests Collateral are not and shall not be subordinated to any creditor of the Company or any other Person.
Section 3.12    Intellectual Property.

(a)Schedule 3.12(a) sets forth an accurate, true and complete list of all (i) Patents and utility models, (ii) trade names, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, (iii) registered copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this subsection (a) that the Company owns or licenses and which are necessary to make, have made, use, sell, have sold, offer for sale, import, develop, promote, market, distribute, manufacture, commercialize or otherwise exploit the Product in the jurisdictions where the Product marketed and sold. For each item of Intellectual Property listed on Schedule 3.12(a), the Company has identified (x) the owner, (y) the countries in which such listed item is patented or registered or in which an application for Patent or registration is pending and (z) the application number, the Patent number or registration number. To the Company's Knowledge, except as disclosed therein, each Patent and trademark listed on Schedule 3.12(a) is valid, enforceable and subsisting and none has lapsed, expired, been cancelled or become abandoned. The Patent applications listed in Schedule 3.12(a) have been prosecuted by competent patent counsel in a diligent manner. After due inquiry, the Company has determined that there are no published patents, patent applications, articles, prior art references, public uses, undisclosed information (including best mode) or other grounds, factors or circumstances that could adversely affect the validity or enforceability of any of the Patents listed in Schedule 3.12(a). After due inquiry, the Company has determined that all Persons relevant to the prosecution of any of the Material Patents or applications related thereto have complied with the duty to disclose information and/or the duty of candor, including obligations to the United States Patent and Trademark Office specified under Rule 56. To the Company's Knowledge, each of the Material Patents and Material Patent applications correctly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Material Patent is issued or such Material Patent application is pending. To the Company's Knowledge, each Person who has or has had any rights in or to the Intellectual Property listed on Schedule 3.12(a) that are owned by, or licensed to, the Company, including, each inventor named on the Patents and Patent applications listed in Schedule 3.12(a), has executed an agreement assigning his, her or its entire right, title and interest in and to such Intellectual Property, and the inventions embodied, described and/or claimed therein, to the purported owner and no such Person has any contractual or other obligation that would preclude or conflict with any such assignment or otherwise conflict with the obligations of such Person to the applicable owner of each listed Intellectual Property. To the Company's Knowledge, all Persons having a claim to inventorship to any pending or issued claim of the Patents are currently listed as inventors with respect to such Patents, and that the Company has performed an appropriate inquiry with respect to such inventorship.

(b)Except for Intellectual Property licensed to and owned by the Company and set forth on Schedule 3.12(a), no other Intellectual Property is necessary to make, have made, offer to sell, sell, have sold, use, import, distribute, commercialize or market the Product in the Major Countries. The use, manufacture, import, export, offer for sale, distribution, marketing and sale of the Product does not infringe any patents that are owned by a Third Party in the Major Countries.

(c)The Company has the full right, power and authority to grant all of the rights and interests granted to Purchaser in this Agreement.

(d)To the Company's Knowledge, there are no unpaid maintenance, annuity or renewal fees currently overdue for any of the Patents that cover the manufacture, use or sale of the Product or which cover compositions of matter and/or processes which relate to the Product or alternatives thereto (“Material Patents”).

(e)There is, and has been, no pending, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (collectively referred to hereinafter as “Disputes”) related to any of the Material Patents, nor, to the Knowledge of the Company, has

any such Dispute been threatened challenging the legality, validity, enforceability or ownership of any Material Patents or which would give rise to a credit against the revenues or royalties due to the Company for the manufacture, sale, offer for sale, use, importation or exportation of the Product and the Company has no notice of any facts that would form the basis for such a Dispute. There are no Disputes by any Person or Third Party against the Company, its Licensees or its licensor, and the Company has not received any written notice or claim of any such Dispute as pertaining to the Product. Neither the Company nor its licensor has sent any notice of any such Dispute to a Third Party. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of Dispute which relates to the Product or the Patents.

(f)There is no pending or threatened action, suit, or proceeding, or any investigation or claim by any Governmental Authority to which the Company is a party (i) that would be the subject of a claim for indemnification by any Person or Third Party under any agreement, or (ii) that the marketing, sale or distribution of the Product worldwide by the Company or its by Licensees pursuant to the related License Agreement, as applicable, does or will infringe on any patent of any other Person, and there is no basis for any such action, suit, proceeding, investigation or claim of the type described in clause (i) or (ii) above. To the Company's Knowledge, there are no pending published or unpublished United States, international or foreign patent applications owned by any other Person, which, if issued, would limit or prohibit, in any material respect, the use of the Product or the licensed Intellectual Property relating to the Product.

(g)The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain (i) the confidentiality of all Intellectual Property that it owns and (ii) the value of all Intellectual Property related to the Product, except where such failure to take action would not have a Material Adverse Effect.

(h)No material trade secret of the Company has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential, except where such disclosure would not have a Material Adverse Effect.

(i)Each Product, or its manufacture or use, is covered by one or more claims of an issued Patent in the United States.

Section 3.13    Regulatory Approval.

(a)The Company and its Subsidiary have made available to Purchaser any written reports or other written communications received from a Governmental Authority that would indicate that any Regulatory Agency (A) is not likely to approve the BLA, (B) is likely to revise or revoke any current Regulatory Approval granted by any Regulatory Agency with respect to the Product, or (C) is likely to pursue any material compliance actions against the Company.

(b)The Company and its Subsidiary possess all Regulatory Approvals issued or required by the appropriate Regulatory Agencies, which Regulatory Approvals are necessary to conduct the current clinical trials relating to the Product, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation, suspension, termination or modification of any such Regulatory Approvals.

(c)The Company and its Subsidiary are in material compliance with, and has materially complied with, all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing its business, including all regulations promulgated by each Regulatory Agency, the failure of compliance with which could reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiary have not received any notice citing action or inaction by any of them that would constitute any material non-compliance with any applicable federal, state, local and foreign laws, rules, regulations, or standards, which could reasonably be expected to result in a Material Adverse Effect; and to the Company's Knowledge, no prospective change in any applicable federal, state, local or foreign laws, rules, regulations or standards has been adopted which, when made effective, could reasonably be expected to result in a Material Adverse Effect.

(d)Preclinical and clinical trials conducted on behalf of the Company or its Subsidiary relating to the Product were conducted in compliance with applicable laws and, in all material respects, in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; the descriptions of the results of such trials provided to Purchaser are accurate in all material respects. Neither the Company nor its Subsidiary has received any notices or correspondence from any Regulatory Agency or comparable authority requiring the termination, suspension, or material modification or clinical hold of any clinical trials conducted by or on behalf of the Company or its Subsidiary with respect to the Product, which termination, suspension, material modification or clinical hold could reasonably be expected to result in a Material Adverse Effect.

Section 3.14    Material Contracts.

Neither the Company nor its Subsidiary is in breach of or in default under any Material Contract which default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract. Neither the Company nor its Subsidiary has received any notice or, to the Knowledge of the Company, any threat of termination of any such Material Contract. To the Knowledge of the Company, no other party to a Material Contract is in breach of or in default under such Material Contract. All Material Contracts are valid and binding on the Company or its Subsidiary and, to the Knowledge of the Company, on each other party thereto, and are in full force and effect. The Company is in compliance with all obligations of the Amended and Restated Standard Exclusive License Agreement with Sublicensing Terms between AxoGen Corporation and the University of Florida Research Foundation dated February 21, 2006, and the Patent License Agreement between AxoGen Corporation and the Board of Regents of The University of Texas System dated July 19, 2005.
Section 3.15    Place of Business.

The Company's principal place of business and chief executive office are set forth on Schedule 3.15.
Section 3.16    Broker's Fees.

The Company and its Subsidiary have not taken any action that would entitle any Person to any commission or broker's fee in connection with this Agreement except fees, commissions and expenses to be paid to JMP Securities LLC, all of which will be paid by the Company.
Section 3.17    Other Information.

No written statement, information, report or materials prepared by or on behalf of the Company or its Subsidiary and furnished to Purchaser by or on behalf of the Company or its Subsidiary in connection with any Transaction Document or any transaction contemplated hereby or thereby, no written representation, warranty or statement made by the Company or its Subsidiary in any Transaction Document, and no Schedule or Exhibit hereto or thereto, in each case taken in the aggregate, contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.
Section 3.18    Insurance.

There are in full force and effect insurance policies maintained by the Company with an insurance company rated not less than “A-” by A.M. Best Company, Inc., with coverages and in amounts customary for companies of comparable size and condition similarly situated in the same industry as the Company, including product liability insurance, directors and officers insurance and insurance against litigation liability, subject only to such exclusions and deductible items as are usual and customary in insurance policies of such type. All material insurable risks in respect of the business and assets of the Company and its Subsidiary are covered by such insurance policies. The Company has named Purchaser as an additional insured party with respect to its general liability and product liability insurance policies. A schedule of the Company's insurance policy or insurance policies is attached hereto as Schedule 3.18.
Section 3.19    Taxes.

The Company has timely filed (taking into account all extensions of due dates) all Tax returns required to be filed by, or on behalf of, it and has timely paid all Taxes required to be paid with such returns. All Tax Returns filed by the Company (or on its behalf) have been true, correct and complete in all material respects. Except as set forth on Schedule 3.19, there is no outstanding or, to the Company's Knowledge, threatened action, claim or other examination or proceeding with respect to Taxes of the Company or its assets (including with respect to the Assigned Interests and the Revenue Interests). Except as set forth on Schedule 3.19, there are no Taxes of the Company that form or could form, individually or in the aggregate, the basis for a material encumbrance (other than encumbrances for current taxes not yet past due) on any of its assets (including the Assigned Interests and the Revenue Interests).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company the following:
Section 4.01    Organization.

Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
Section 4.02    Authorization.

Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by Purchaser and each Transaction Document constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equitable principles.
Section 4.03    Broker's Fees.

Purchaser has not taken any action that would entitle any Person to any commission or broker's fee in connection with the transactions contemplated by the Transaction Documents.
Section 4.04    Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document to which Purchaser is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Purchaser or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or committed; (b) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of Purchaser; or (c) require any notification to, filing with, or consent of, any Person or Governmental Authority, except, in the case of the foregoing clauses (a) or (c), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform any of its obligations under the Transaction Documents.
ARTICLE V
COVENANTS

From the date hereof through and including the end of the Revenue Interest Period, the following covenants shall apply:
Section 5.01    Consents and Waivers.

The Company shall use its commercially reasonable efforts to obtain and maintain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of any of the Material Contracts.

Section 5.02    Access; Information.

(a)License Notices. Subject to any applicable confidentiality restrictions, the Company shall promptly provide Purchaser with copies of any material written notices received or given by the Company under any Material Contract, and to the extent the Company is barred from providing Purchaser with copies of such notices due to any applicable confidentiality restrictions, the Company shall (i) inform Purchaser of the existence of such notice accompanied by a written description of the substance contained in such notice and (ii) promptly seek the removal or waiver of any such confidentiality restrictions so as to permit a free exchange of information with the Purchaser regarding the substance of such notice. The Company shall promptly notify Purchaser of any breaches or alleged breaches under any Material Contracts and of any other events with respect to any Material Contract or the subject matter thereof which could reasonably be expected to have a Material Adverse Effect.

(b)Litigation or Investigations. The Company shall promptly notify Purchaser of (i) any action, demand, suit, claim, cause of action, proceeding or investigation pending or, to the best knowledge of the Company, threatened by or against the Company, or (ii) proceeding or inquiry of any Governmental Authority pending or, to the best knowledge of the Company, threatened against the Company, related to any Material Contract, the Product, the Patents or any Transaction Document.

(c)Maintenance of Books and Records. The Company shall keep and maintain, or cause to be kept and maintained, at all times accurate and complete books and records. During the Term, the Company shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to the Revenue Interests and Assigned Interests and all deposits made into the applicable deposit accounts.

(d)Inspection Rights. Purchaser and any of Purchaser's representatives shall have the right, once a year (and at any other time a Default or Event of Default shall have occurred or be continuing), to visit the Company and its Subsidiaries' offices and properties where the Company and its Subsidiaries keep and maintain their books and records relating or pertaining to the Revenue Interests, the Assigned Interests and the other Assigned Interests Collateral for purposes of conducting an audit of such books and records, and to inspect, copy and audit such books and records, during normal business hours, and, upon five (5) Business Days' written notice given by Purchaser to the Company (provided one (1) Business Day's notice shall be required if a Default or Event of Default shall have occurred and be continuing), the Company will provide Purchaser and any of Purchaser's representatives reasonable access to such books and records, and shall permit Purchaser and any of Purchaser's representatives to discuss the business, operations, properties and financial and other condition of the Company or any of its Affiliates including, but not limited to, matters relating or pertaining to the Revenue Interests, the Assigned Interests and any the other Assigned Interests Collateral with officers of such parties, and with their independent certified public accountants.

(e)Audit Costs. In the event any audit of the books and records of the Company and its Subsidiaries relating to the Revenue Interests, Assigned Interests, and the other Assigned Interests Collateral by Purchaser and/or any of Purchaser's representatives reveals that the amounts paid to Purchaser hereunder for the period of such audit have been understated by more than five percent (5%) of the amounts determined to be due for the period subject to such audit, then the Audit Costs in respect of such audit shall be borne by the Company; and in all other cases, such Audit Costs shall be borne by Purchaser.

(f)Quarterly Reports. During the Term, the Company shall, promptly after the end of each Fiscal Quarter of the Company (but in no event later than forty-five (45) days following the end of such quarter), produce and deliver to Purchaser a Quarterly Report for such quarter, together with a certificate of the Company, certifying that to the best Knowledge of the Company (i) such Quarterly Report is a true and complete copy and (ii) any statements and any data and information therein prepared by the Company are true, correct and accurate in all material respects.

(g)GAAP Accounting. The Company shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

(h)Periodic Reports. In the event that the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall deliver to Purchaser the following financial statements:
i.Within forty-five (45) days after the end of each Fiscal Quarter, copies of the unaudited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Quarter; and
ii.Within forty-five (45) days after the end of each Fiscal Year, copies of the audited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year.

Section 5.03    Material Contracts.

The Company shall comply with all material terms and conditions of and fulfill all of its obligations under all the Material Contracts. The Company shall not amend, modify or supplement any Material Contract in a manner which would adversely affect Purchaser or issue any waivers, consents, or other approvals under any Material Contract in a manner which would adversely affect Purchaser without the prior written consent of Purchaser. Upon the occurrence of a material breach of any Material Contract by any Third Party thereto, which is not cured pursuant to the express terms as provided therein (disregarding any rights of waiver or extensions of time or other rights or consents that are excisable at the discretion of the Company), the Company shall, in its discretion but in accordance with its sound business judgment, use its commercially reasonable efforts to enforce its rights and remedies thereunder.
Section 5.04    Confidentiality; Public Announcement.

(a)All Confidential Information furnished by Purchaser to the Company or by the Company to Purchaser in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by the Company and Purchaser. Notwithstanding the foregoing, the Company and Purchaser may disclose such Confidential Information to their partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives, provided that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a). The Company will consult with Purchaser, and Purchaser will consult with the Company, on the form, content and timing of any such disclosures of Confidential Information, including, without limitation, any disclosures made pursuant to applicable securities laws or made to investment or other analysts.

(b)Except as required by law or the rules and regulations of any securities exchange or trading system or the FDA or any Governmental Authority with similar regulatory authority, or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), no party shall issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document; provided, however, that the Company and Purchaser may jointly prepare a press release for dissemination promptly following the Closing Date.

Section 5.05    Guarantee and Collateral Agreement.

During the Revenue Interest Period, the Company shall, at all times until the Obligations are paid and performed in full, grant in favor of Purchaser a valid, continuing, first perfected lien on and security interest in the Revenue Interests, the Assigned Interests and the other Assigned Interests Collateral described in the Guarantee and Collateral Agreement.
Section 5.06    Efforts; Further Assurance.

(a)Subject to the terms and conditions of this Agreement, each of Purchaser and the Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and any other Transaction Document. Purchaser and the Company agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by Purchaser) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in Purchaser good, valid and marketable rights and interests in and to the Assigned Interests free and clear of all Liens, except those Liens created in favor of Purchaser pursuant to the Guarantee and Collateral Agreement, the Assignment of Interests and any other Transaction Document.

(b)Purchaser and the Company shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document.

(c)Purchaser and the Company shall cooperate and provide assistance as reasonably requested by the other party in connection with any Third Party litigation, arbitration or other Third Party proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, any other Transaction Document, the Assigned Interests or any other Assigned Interests Collateral, or the transactions described herein or therein.

Section 5.07    Change of Control; Put Option.

(a)Change of Control. In the event that a Change of Control shall occur during the Revenue Interest Period, the Company shall repurchase the Assigned Interests from Purchaser for a repurchase price equal to the Change of Control Payment on or prior to the third Business Day after the occurrence of a Change of Control. The Change of Control Payment shall be made by wire transfer of immediately available funds to the account designated by Purchaser.

(b)Put Option. In the event that a Put Option Event shall occur during the Term, Purchaser shall have the right, but not the obligation (the “Put Option”) to require the Company to repurchase from Purchaser the Assigned Interests at the Put Price. In the event Purchaser elects to exercise its Put Option, Purchaser shall deliver written notice to the Company specifying the closing date which date shall be forty-five (45) days from such notice date (the “Put Option Closing Date”), which notice must be given within sixty (60) days of Purchaser's receipt of written notice from the Company of a Put Option Event. Failure to provide notice by such times will be deemed an irrevocable waiver of the right to exercise the Put Option. On the Put Option Closing Date, the Company shall repurchase from Purchaser the Assigned Interests at the Put Price in cash, the payment of which shall be made by wire transfer of immediately available funds to the account designated by Purchaser. Notwithstanding anything to the contrary contained herein, immediately upon the occurrence of a Bankruptcy Event, Purchaser shall be deemed to have automatically and simultaneously elected to have the Company repurchase from Purchaser the Assigned Interests for the Put Price in cash and the Put Price shall be immediately due and payable without any further action or notice by any party.

(c)Call Option. At any time after the fourth anniversary following the Closing Date, the Company shall have the right (the “Call Option”), exercisable upon ten (10) days' written notice to Purchaser, to repurchase the Assigned Interests from Purchaser at a repurchase price equal to the Change of Control Payment. In order to exercise the Call Option, the Company shall deliver written notice to Purchaser of its election to so repurchase the Assigned Interests not less than ten (10) days prior to the proposed closing date (the “Call Closing Date”). On the Call Closing Date, the Company shall repurchase from Purchaser the Assigned Interests at the Change of Control Payment, the payment of which shall be made by wire transfer of immediately available funds to the account designated by Purchaser.

(d)Obligations of Purchaser. In connection with the consummation of a repurchase of the Assigned Interests pursuant to the Change of Control Payment or the Put Option, Purchaser agrees that it will (i) promptly but no later than three (3) Business Days execute and deliver to the Company such UCC termination statements and other documents as may be necessary to release Purchaser's Lien on the Assigned Interests Collateral and otherwise give effect to such repurchase and (ii) take such other actions or provide such other assistance as may be necessary to give effect to such repurchase.

Section 5.08    Remittance to Deposit Account.

(a)On the Closing Date, the parties hereto shall enter into a Deposit Agreement in form and substance reasonably satisfactory to the parties hereto and the Deposit Bank, which Deposit Agreement will provide for, among other things, the establishment and maintenance of a Deposit Account and Joint Concentration Account in accordance with the terms herein and therein. Funds deposited into the Deposit Account shall be swept by the Deposit Bank on a daily basis into the Joint Concentration Account. The parties understand and agree that the current Deposit Bank cannot accommodate multiple Deposit Accounts; and accordingly, so long as the Company has not established a separate Company Concentration Account and Purchaser Concentration Account as required pursuant to Section 5.08(b), the Company shall be responsible for computing the Daily Amount and shall retain at all times (subject to any payments of the Daily Amount paid to Purchaser, which payments shall be made promptly upon Purchaser's request) an amount equal to the aggregate Daily Amount owed to Purchaser pursuant to this Agreement.

(b)Notwithstanding any provision herein or in any other Transaction Document to the contrary, the Company shall no later than one hundred twenty (120) days after the Closing Date to enter into a new Deposit Agreement (in form and substance reasonably satisfactory to Purchaser) with a bank or financial institution approved by Purchaser, which bank or financial institution shall thereafter serve as the Deposit Bank pursuant to the terms hereof. Upon engagement of the replacement Deposit Bank and the entering into the new Deposit Agreement in accordance with the immediately preceding sentence, such Deposit Agreement shall provide for, among other things, the establishment and maintenance of a Deposit Account, a Joint Concentration Account, a Company Concentration Account and a Purchaser Concentration Account in accordance with the terms herein and therein. Any Purchaser Concentration Account shall be held solely for the benefit of Purchaser, but shall be subject to the terms and conditions of this Agreement, the Guarantee and Collateral Agreement and the other Transaction Documents. Funds deposited into the Deposit Account shall be swept by the Deposit Bank on a daily basis into the Joint Concentration Account and subsequent thereto, the Daily Amount shall be swept into the Purchaser Concentration Account. Purchaser shall have immediate and full access to any funds held in the Purchaser Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever. After the Daily Amount is swept into the Purchaser Concentration Account, the amounts remaining in the Joint Concentration Account shall then be swept, at the direction of the Company, into the Company Concentration Account. The Company shall have immediate and full access to any funds held in the Company Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Deposit Bank; provided, however, that nothing herein shall (i) affect or reduce the Company's obligations to pay in full all amounts due to Purchaser under this Agreement, or (ii) in any manner limit the recourse of Purchaser to the Assigned Interests Collateral to satisfy the Company's Obligations.

(c)The Company shall pay all fees, expenses and charges of the Deposit Bank (including the replacement Deposit Bank contemplated by Section 5.08(b)).

(d)The Company shall use commercially reasonable efforts to amend each License Agreement, within thirty (30) Business Days after the engagement of the replacement Deposit Bank contemplated by Section 5.08(b), to contain a provision providing for all payments in respect of sales of the Product and in respect of royalties received from Licensees to be remitted directly by the applicable party into the Deposit Account and the Company shall cause such payments to be remitted directly by the applicable party into the Deposit Account. If the Company is unsuccessful in amending the License Agreements in accordance with the foregoing sentence and at all times prior to the engagement of the replacement Deposit Bank as contemplated by Section 5.08(b), the Company shall instruct each Licensee to such License Agreement to remit to the Deposit Account when due all applicable payments in respect of sales and licensing revenue in respect of the Product and in respect of royalties received from such Licensees. Without in any way limiting the foregoing, commencing on the Closing Date and thereafter, any and all payments in respect of sales of the Product received by the Company shall be deposited into the Deposit Account within two (2) Business Days of the Company's receipt thereof.

(e)With respect to any License Agreement (excluding License Agreement that do not call for direct payment to the Company) entered into by the Company from and after the engagement of the replacement Deposit Bank contemplated by Section 5.08(b), the Company shall (i) at the time of the execution and delivery of such agreement, instruct any party thereto under such agreement to remit to the Deposit Account when due all applicable payments in respect of sales and licensing revenue in respect of the Product and in respect of royalties received from Licensees that are due and payable to the Company in respect of or derived from such agreement during the Revenue Interest Period and (ii) deliver to Purchaser evidence of such instruction and of such applicable party's agreement thereto. Without in any way limiting the foregoing, commencing on the Closing Date and thereafter, any and all payments in respect of sales of the Product received by the Company shall be deposited into the Deposit Account within two (2) Business Days of the Company's receipt thereof.

(f)Prior to the termination of this Agreement, the Company shall not have any right to terminate the Deposit Bank without Purchaser's prior written consent. Any such consent, which Purchaser may grant or withhold in its sole and absolute discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of Purchaser:

i.the successor Deposit Bank shall be acceptable to Purchaser;
ii.Purchaser, the Company and the successor Deposit Bank shall have entered into a deposit agreement substantially in the form of the Deposit Agreement initially entered into;
iii.all funds and items in the accounts subject to the Deposit Agreement to be terminated shall be transferred to the new accounts held at the successor Deposit Bank prior to the termination of the then existing Deposit Bank; and
iv.Purchaser shall have received evidence that all of the applicable parties making payments in respect of sales of the Product have been instructed to remit all future payments in respect of sales of the Product to the new accounts held at the successor Deposit Bank.

(g)True-Up.

i.Following the end of each Fiscal Quarter, as soon as the Company shall have determined the Net Revenues for such Fiscal Quarter and for each other Fiscal Quarter in the Fiscal Year in which the then most recently ended Fiscal Quarter occurred (the “Year-to-Date Net Revenues”) and in any event no later than forty-five (45) days after the end of such Fiscal Quarter (unless such Fiscal Quarter is the last Fiscal Quarter of a Fiscal Year in which case no later than ninety (90) days after the end of such Fiscal Quarter), the Company shall present Purchaser a certificate, in reasonable detail with supporting calculations and information, detailing the Year-to-Date Net Revenues (the “True-Up Statement”). The True-Up Statement shall include a calculation of (A) the year-to-date Assigned Interests as of the end of such quarterly period, which shall be the product of the Applicable Percentage multiplied by the Year-to-Date Net Revenues, with a separate calculation taking into account any mandatory minimum payments as provided in the definition of Assigned Interests (“Year-to-Date Assigned Interests”) and (B) the difference between (X) the amount Purchaser has received on or prior to the last day of the most recently ended Fiscal Quarter in payments from the Company under Section 2.02(a) or this Section 5.08 in respect of the Fiscal Year for which Year-to-Date Net Revenues is calculated less (Y) the Year-to-Date Assigned Interests (the “True-Up Amount”).

ii.If the True-Up Amount calculated pursuant to clause (i) above is positive, Purchaser shall pay such amount to the Company within five (5) days of receipt by Purchaser of the True-Up Statement.

iii.If the True-Up Amount calculated pursuant to clause (i) above is negative, the Company shall pay the absolute value of such amount to Purchaser within five (5) days of the receipt by Purchaser of the True-Up Statement.

Section 5.09    Intellectual Property.

(a)The Company shall, at its sole expense, either directly or by causing any Licensee to do so, take any and all actions (including taking legal action to specifically enforce the applicable terms of any License Agreement), and prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to diligently maintain the Material Patents. The Company shall ensure that all patent applications corresponding to the Material Patents are diligently prosecuted with the intent to protect the Product. In the exercise of its reasonable business discretion, the Company shall diligently defend or assert such Intellectual Property and such Patents against infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in any jurisdiction (including, without limitation, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference). The Company shall not, and shall use its commercially reasonable efforts to cause any Licensee not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of, the Material Patents.

(b)In the event that the Company becomes aware that any intellectual property licensed by it to a Licensee under any License Agreement infringes or violates any Third Party intellectual property, the Company shall, in the exercise of its reasonable business discretion, use commercially reasonable efforts to attempt to secure the right to use such intellectual property on behalf of itself and the affected Licensee and shall pay all costs and amounts associated with obtaining any such license, without any reduction in the Assigned Interests.

(c)The Company shall directly, or through a Licensee, take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or commercially reasonable or desirable to secure and maintain, all Regulatory Approvals in the United States.

(d)The Company shall notify PDL regarding any material developments with the Material Patents, including new filings, allowance and issuance, abandonment, or the initiation of any interference, reexamination, reissue, post-grant review proceeding and litigation, and shall provide PDL with an updated patent schedule upon request, but at least once per year.

Section 5.10    Protective Covenants.

(a)The Company shall not, without the prior written consent of Purchaser:

i.Forgive, release or compromise any amount owed to the Company or its Subsidiary and relating to the Assigned Interests outside the ordinary course of business;
ii.Waive, amend, cancel or terminate, exercise or fail to exercise, any of its material rights constituting or relating to the Revenue Interests (including any rights under any License Agreement) outside the ordinary course of business;
iii.Amend, modify, restate, cancel, supplement, terminate or waive any material provision of any Material Contract, or grant any consent thereunder, or agree to do any of the foregoing, including, without limitation, entering into any agreement with any Person under the provisions of such Material Contract;
iv.Enter into any agreement that would be reasonably expected to have a Material Adverse Effect;
v.Create, incur, assume or suffer any interference with the direction of payments set for in Section 5.08; or
vi.Create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Assigned Interests, the Revenue Interests or the other Assigned Interests Collateral, or agree to do or suffer to exist any of the foregoing, except for any Lien or agreements in favor of Purchaser granted under or pursuant to this Agreement and the other Transaction Documents.

(b)During the Term, the Company agrees that, within five (5) Business Days of any Person becoming a direct or indirect wholly owned Subsidiary of the Company, the Company shall cause such Subsidiary to deliver to Purchaser an Assumption Agreement (as defined in the Guarantee and Collateral Agreement) executed by such Subsidiary, pursuant to which such Subsidiary shall become a guarantor of the obligations hereunder and grant a security interest in the Assigned Interests Collateral.

Section 5.11    Insurance.

The Company shall (i) maintain the current insurance policies with its current insurance companies or with companies having at the least the same rating from A.M. Best Company, Inc.,

including product liability insurance and directors and officers insurance and insurance against litigation, liability, subject only to such exclusions and deductible items as are usual and customary in insurance policies of such type, and (ii) maintain Purchaser as an additional insured party with respect to its general liability and product liability insurance policies. From time to time (with reasonable frequency) the Company will revise its insurance policy so as to maintain coverage in amounts customary for companies of comparable size and condition similarly situated in the same industry as the Company.

Section 5.12    Notice.

The Company shall provide Purchaser with written notice as promptly as practicable (and in any event within two (2) Business Days) after becoming aware of any of the following:
(a)any material breach or default by the Company of any covenant, agreement or other provision of this Agreement, or any other Transaction Document;
(b)any representation or warranty made or deemed made by the Company in any of the Transaction Documents or in any certificate delivered to Purchaser pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made;
(c)the occurrence of a Change of Control; or
(d)the occurrence of a Put Option Event.

Section 5.13    Use of Proceeds.

The Company shall use proceeds received from Purchaser in support of the business plan for the Product, including sales operation and expansion and additional clinical studies. The Company shall take commercially reasonable measures to support the sales of the Product.

Section 5.14    Taxes.

(a)The Company shall timely file (taking into account all extensions of due dates) all Tax Returns required to be filed by it and will pay all Taxes required to be paid with such returns.
(b)Each payment made by the Company pursuant to the Transaction Documents shall be payable free of any Tax, withholding or other deduction except for any Tax, withholding or deduction imposed by applicable law. The Company and Purchaser agree that to each of their knowledge such payments are not subject to any deduction or withholding under current applicable law.

Section 5.15    Board Designee.

Effective immediately after the Closing, Purchaser shall have the right to designate, and the Company shall appoint an individual designated by the Purchaser (the “Purchaser Designee”), who shall serve on the Board until the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). For the 2013 Annual Meeting and each annual meeting thereafter during the Term, the Board shall nominate and recommend the Purchaser Designee as a director nominee to serve on the Board until the next annual meeting and shall include such nomination in the Company's proxy statement for the 2013 Annual Meeting and each annual meeting thereafter, provided that the election of the Purchaser Designee is subject to shareholders' approval. Should at any time there become a vacancy on the Board as a result of (1) the resignation, death or removal of the Purchaser Designee or (2) such Purchaser Designee failing to obtain the requisite approval of the Company's shareholders at any annual or special meeting of the Company's shareholders and where no other individual is elected to such vacancy, Purchaser shall have the right to designate an individual to fill such vacancy, and the Company shall take such actions necessary to appoint, such individual to the Board. The Company shall have taken all actions necessary at or prior to the Closing to ensure there is a vacancy on the Board as of the Closing to permit the appointment of the Purchaser Designee to the Board as of the Closing.

Section 5.16    Rights to Future Stock Issuances.

Subject to the terms and conditions of this Section 5.16 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Purchaser. The Purchaser shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.
(a)The Company shall give notice (the “Offer Notice”) to the Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within five (5) days after the Offer Notice is given, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to * * * of such New Securities. The closing of any sale pursuant to this Section 5.16(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5.16(c).
(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5.16(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5.16(b), offer and sell such New Securities (including any portion of New Securities Purchaser declined to acquire pursuant to Section 5.16(b)) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchaser in accordance with this Section 5.16.
(d)The right of first offer in this Section 5.16 shall not be applicable to (i) issuance of options under the Company's equity compensation plans, where such plans have been approved by the Company's shareholders; and (ii) issuance of equity securities to one or more counterparties in connection with the consummation, by the Company, of a strategic partnership, joint venture, collaboration or acquisition or license of any business products or technology (it being understood and agreed that the primary purpose of any issuance pursuant to this clause (ii) shall not be to raise capital).
(e)The Purchaser shall agree to treat the Offer Notice as confidential, and it shall not trade any securities of the Company while the terms of the Offer Notice remain as material, non-public information.

Section 5.17    Dividends.

During the period from the Closing Date to sixty (60) days after the fourth anniversary of the Closing Date (or the payment of the Put Price in the event the Put Option is exercised on or prior to 60 days after the fourth anniversary of the Closing Date), the Company shall not, nor shall it permit any Subsidiary to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of such Person (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any such Person (collectively, “Restricted Payments”), except that: (a) each Subsidiary may make direct or indirect Restricted Payments to the Company; and (b) the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it solely with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests. For purposes of this Agreement, “Equity Interests” of any Person means any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

ARTICLE VI
TERMINATION

Section 6.01    Termination Date.

This Agreement shall terminate upon the earlier of expiration or termination of the Revenue Interest Period, in each case after full satisfaction of any amounts due under this Agreement by Company to the Purchaser (the “Term”).
Section 6.02    Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, stockholders, partners, managers or members other than the provisions of this Section 6.02 and Sections 5.04, and Article VII hereof, which shall survive any termination as set forth in Section 6.01. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7. 01    Survival.

(c)All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue to survive until the termination of this Agreement in accordance with Article VI.
(d)Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in the Transaction Documents, and the parties may rely on the representations and warranties in the Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

Section 7.02    Specific Performance; Limitations on Damages.

(e)Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.
(f)Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for special, indirect, incidental, punitive or consequential damages of the other party, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties hereunder, even if such party has been advised of the possibility of such damages.

Section 7.03    Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:
If to Purchaser to:
PDL BioPharma, Inc.
932 Southwood Blvd.
Attention: General Counsel
Facsimile No.: (775) 832-8501
with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-3197
Attention: Dhiya El-Saden
Facsimile No.: (213) 229-7520

If to the Company to:

AxoGen, Inc.
AxoGen Corporation
13859 Progress Blvd.
Alachua, FL 32615
Attention: Karen Zaderej
Fax: (386) 462-6803

with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
Attention: Fahd M.T. Riaz
Fax: (215) 963-5001

or to such other address or addresses as Purchaser or the Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective five (5) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

Section 7.04    Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not be entitled to assign any of its obligations and rights under the Transaction Documents without the prior written consent of Purchaser. Solely upon the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned), Purchaser may assign any of its obligations or rights under the Transaction Documents without restriction; provided, however, that Purchaser, notwithstanding such assignment, will remain liable under Section 5.08(g) (to the extent of any amount subject thereto during the Fiscal Quarter as of the date of such assignment) and Section 7.05.
Section 7.05    Indemnification.

(a)The Company hereby indemnifies and holds Purchaser and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each, a “Purchaser Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any Intellectual Property rights of any Third Parties) incurred or suffered by any Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by the Company in any of the Transaction Documents or certificates given by the Company in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Company pursuant to any Transaction Document, including any failure by the Company to satisfy any of the Excluded Liabilities and Obligations.
(b)Purchaser hereby indemnifies and holds the Company, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each, a “Company Indemnified Party”) harmless from and against any and all Losses incurred or suffered by a Company Indemnified Party arising out of any breach of any representation, warranty or certification made by Purchaser in any of the Transaction Documents or certificates given by Purchaser in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by Purchaser pursuant to any Transaction Document.
(c)If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.05 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)To the extent that any breach by the Company of this Agreement does not trigger a Put Option Event, Purchaser's sole remedy shall be to recover any monetary damages associated with such breach, subject to the other terms and provisions contained in this Agreement.

Section 7.06    No Implied Representations and Warranties.

Each party acknowledges and agrees that, other than the representations and warranties specifically contained in any of the Transaction Documents or certificates given in writing by a party hereto or thereto, there are no representations or warranties of either party or any other Person either expressed or implied with respect to the Assigned Interests or the transactions contemplated hereby. Without limiting the foregoing, Purchaser acknowledges and agrees that (a) Purchaser and its Affiliates, together with its and its Affiliates' representatives, have made their own investigation of the Product and the Intellectual Property and are not relying on any implied warranties or upon any representation or warranty whatsoever as to the future amount or potential amount of the Assigned Interests or as to the creditworthiness of Company and (b) except as expressly set forth in any representation or warranty in a Transaction Document, Purchaser shall have no claim or right to indemnification pursuant to Section 7.05 (or otherwise) with respect to any information, documents or materials furnished to Purchaser, any of its Affiliates, or any of its or its Affiliates' representatives, including any information, documents or material made available to Purchaser and its Affiliates and its Affiliates' representatives in any data room, presentation, interview or any other form relating to the transactions contemplated hereby.
Section 7.07    Independent Nature of Relationship.

(a)The relationship between the Company and its Subsidiary, on the one hand, and Purchaser, on the other, is solely that of seller and purchaser, and neither Purchaser, on the one hand, nor the Company and its Subsidiary, on the other, has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Company and its Subsidiary and Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.
(b)No officer or employee of Purchaser will be located at the premises of the Company or any of its Affiliates, except in connection with an audit performed pursuant to

Section 5.02. No officer, manager or employee of Purchaser shall engage in any commercial activity with the Company or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.
(c)The Company and/or any of its Affiliates shall not at any time obligate Purchaser, or impose on Purchaser any obligation, in any manner or respect to any Person not a party hereto.

Section 7.08    Federal Tax.

Notwithstanding the accounting treatment thereof, for United States federal, state and local tax purposes, the Company and Purchaser shall treat the transactions contemplated by the Transaction Documents as debt for United States tax purposes. The parties hereto agree not to take any position that is inconsistent with the provision of this Section 7.08 on any tax return or in any audit or other administrative or judicial proceeding unless (a) the other party to this Agreement has consented to such actions, which consent shall not be unreasonably withheld, or (b) the party that contemplates taking such an inconsistent position has been advised by its tax advisor in writing that it is more likely than not (i) that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 7.08 or (ii) that taking such a position would otherwise subject the party to penalties under the Internal Revenue Code of 1986, as amended.
Section 7.09    Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet and the Interim Revenue Interest Purchase Agreement), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 7.10    Amendments; No Waivers.

(a)This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.
(b)No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11    Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.
Section 7.12    Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
Section 7.13    Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.
Section 7.14    Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.
Section 7.15    Expenses.

The Company will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement. The Company shall, promptly (and, in any event, within five (5) Business Days) upon demand, reimburse Purchaser up to * * * for its reasonable legal fees and expenses incurred in connection with the transactions contemplated by the Transaction Documents, less any amounts reimbursed in connection with the Interim Royalty Purchase Agreement, not to exceed * * * in the aggregate.
Section 7.16    Governing Law; Jurisdiction.

(a)This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
(b)Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the State of Nevada, Washoe County and city of Reno. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.
(c)Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) of this Section 7.16 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law.

Section 7.17    Waiver of Jury Trial.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:	AxoGen, Inc. By: /s/ Karen Zaderej _ Name:Karen Zaderej Title:Chief Executive Officer
PURCHASER:	PDL BIOPHARMA, INC. By: /s/ John P. McLaughlin _ Name:John P. McLaughlin Title: President and Chief Executive Officer

Exhibit A
Form of Guarantee and Collateral Agreement
[See attached.]

Exhibit B
Form of Assignment of Interests
[See attached.]

Exhibit C
Form of Deposit Agreement
[See attached.]

Exhibit D
Form of Legal Opinion
In form and substance agreed to by the parties.

EXHIBIT A
Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

DATED AS OF OCTOBER 5, 2012

BY

AXOGEN, INC.,

AND

AXOGEN CORPORATION,

AS GRANTORS

IN FAVOR OF

PDL BIOPHARMA, INC.,

AS PURCHASER

-i-

TABLE OF CONTENTS
(continued)

Page
19.15. Additional Grantors and Guarantors	23

SCHEDULES

6.01     Information for UCC Filings
6.06     Nature of Collateral
6.09     Deposit Accounts

ANNEXES

I     Form of Assumption Agreement

GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 5, 2012 by AXOGEN, INC., a Minnesota corporation ( the “Seller”; and together with any other entity on the signature pages hereto or that may become a party hereto as a grantor as provided herein, each a “Grantor” and collectively, jointly and severally, the “Grantors”), in favor of PDL BIOPHARMA, INC., a Delaware corporation, as Purchaser (in such capacity, the “Purchaser”) under the Revenue Interests Purchase Agreement, dated as of October 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) between the Seller and the Purchaser.
W IT N E S S E T H:
WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to purchase the Assigned Interests (as defined in the Purchase Agreement) upon the terms and conditions set forth therein; and
WHEREAS, it is a condition precedent to the purchase by Purchaser of the Assigned Interests that the Grantors shall have executed and delivered this Agreement to the Purchaser;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. DEFINITIONS.
1.01. Definition of Terms Used Herein Generally. Except as otherwise provided herein, all capitalized terms used herein (including in the preamble hereto) but not defined herein shall have the meanings set forth in the Purchase Agreement. Except as specifically provided herein, all terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein as of the date hereof; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC as of the date hereof.
1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
“Collateral”: as defined in Section 3.
“Event of Default”: the occurrence of any Put Option Event under the Purchase Agreement.
“Fully Satisfied”: with respect to the Secured Obligations, at any time that (a) all amounts constituting Secured Obligations shall have been paid in full in cash; and (b) all fees, expenses and other amounts (including contingent obligations, including those in respect of indemnification provisions contained in the Transaction Documents, but excluding obligations in respect of such indemnification provisions for which no claim has been made and for which no notice of claim has been given) unpaid as of such time which constitute Secured Obligations shall have been paid in full in cash.

“Grantor”: as defined in the preamble.
“Guarantors”: the collective reference to each Grantor, other than Borrower.
“NYUCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pledged Stock”: the shares of capital stock or other equity interests owned at any time by any Person, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the capital stock or other equity interests of any Person that may be issued or granted to, or held by, any Person.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(64) of the NYUCC.
“Purchase Agreement”: as defined in the preamble.
“Purchaser”: as defined in the preamble.
“Secured Obligations”: means the “Obligations” of the Seller to the Purchaser, as defined in the Purchase Agreement, and any obligations owed by a Grantor other than the Seller to the Purchaser pursuant to the terms of the Transaction Documents.
“Security Interest”: the security interest granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.
“Seller”: as defined in the preamble. Any references herein to “each,” “either” or “such” Seller or to the “applicable” Seller, or to the “the Seller” shall mean and refer to Seller.
“UCC”: the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 7.18). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.
1.03. Rules of Interpretation. The rules of interpretation specified in Section
7.10 of Purchase Agreement shall be applicable to this Agreement. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.
Section 2. GUARANTEE
2.01. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Purchaser and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Seller when due of the Secured Obligations.

(b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).
(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchaser hereunder.
(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations shall have been Fully Satisfied notwithstanding that from time to time during the term of the Purchase Agreement Seller may be free from any Secured Obligations.
(e) No payment made by the Seller, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchaser from the Seller, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Fully Satisfied.

2.02. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid at least its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section
2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchaser and each Guarantor shall remain liable to the Purchaser for the full amount guaranteed by such Guarantor hereunder.
2.03. Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchaser, (i) no Guarantor shall be entitled to be subrogated to any of the rights of the Purchaser against the Seller or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by the Purchaser for the payment of the Secured Obligations, (ii) no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Seller or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, and (iii) each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor, in each case, until all Secured Obligations are Fully Satisfied. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Purchaser, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchaser in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Purchaser, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the

Purchaser may determine. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Purchaser and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Section 2.03, and that the Purchaser and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.03, and its rights under this Section 2.03, shall survive payment in full of the Obligations.
2.04. Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Purchaser may be rescinded by the Purchaser and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held the Purchaser for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. The Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.05. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Seller and any of the Guarantors, on the one hand, and the Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or any of the Guarantors with respect to the Secured Obligations, except as required pursuant to the Purchase Agreement. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not of collection) without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document (other than this Agreement), any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser; (b) any defense, set-off or counterclaim (other than a defense of complete payment and performance hereunder) which may at any time be available to or be asserted by the Seller or any other Person against the Purchaser; or (c) any other circumstance whatsoever (with or without notice to or knowledge of Seller or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Seller, any other Guarantor or any other

Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from Seller, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.
2.06. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.07. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchaser without set-off or counterclaim in Dollars in immediately available funds to the account of Purchaser and that all such payments will be subject to the provisions of the Transaction Agreement.
2.08. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, and except as set forth in Section 2.11, each Guarantor hereby expressly and irrevocably waives until all Secured Obligations have been paid in full any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Purchaser and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Section 2.08, and that the Purchaser and its successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.08, and its rights under this Section 2.08, shall survive payment in full of the Obligations. The foregoing waiver shall not be deemed to limit or prohibit the payment of indebtedness or other obligations of any Guarantor to any other Guarantor or other Person which is otherwise permitted under this Agreement or any other Transaction Document.
2.09. Election of Remedies. If the Purchaser may, under applicable law, proceed to realize its benefits under any of the Transaction Documents giving the Purchaser a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, the Purchaser may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2. If, in the exercise of any of its rights and remedies, the Purchaser shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by the Purchaser and waives, to the extent permitted by applicable law, any claim based upon such action, even if such action by Purchaser shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by the Purchaser. Any election of remedies that results in the denial or impairment of the right of the Purchaser to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor's obligation to pay the full amount of the Secured Obligations. In the event the Purchaser shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Transaction Documents, the Purchaser may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by the Purchaser but shall be credited against the Secured Obligations. The amount of the successful bid at any such public sale, whether the Purchaser or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 2, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Purchaser might otherwise be entitled but for such bidding at any such sale.
2.10. Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Section 2 (which liability is in any event in addition to amounts for which such Guarantor is primarily liable under Section 2 of the Purchase Agreement) shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by the Purchaser from such Guarantor under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 2.11.
2.11. Contribution with Respect to Guaranty Obligations.
(a) To the extent that any Guarantor shall make a payment under this Section 2.11 of all or any of the Secured Obligations which it has agreed to guarantee pursuant hereto (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Secured Obligations, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 2 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c) This Section 2.11 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 2.11 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.01. Nothing contained in this

Section 2.11 shall limit the liability of Seller to pay the payments owing from it to the Purchaser for which Seller shall be primarily liable.
(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.
(e) The rights of the indemnifying Guarantors against other Grantors under this Section 2.11 shall be exercisable upon the full and indefeasible payment of the Secured Obligations.

Section 3. GRANT OF SECURITY INTEREST.
Each Grantor hereby grants to the Purchaser a security interest in, and mortgage on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has, or at any time in the future may acquire, any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
a. all accounts, including health-care receivables, all instruments, chattel paper, and promissory notes evidencing such accounts and all Pledged Stock delivered to a Grantor in respect of settlement of any account;
b. all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts; and

c. all cash, provided that such shall exclude any deposits given for security of any lease.

Section 4. AUTHORIZATION TO FILE FINANCING STATMENTS.

Each Grantor hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all accounts receivable, including health care receivables, and all instruments, chattel paper, and promissory notes evidencing such accounts and all Pledged Stock delivered to a Grantor in respect of settlement of any account; all deposit accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts; and all cash of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Purchaser promptly upon request. Each Grantor also ratifies its authorization for the Purchaser to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 5. [RESERVED].
Section 6. Representations and Warranties. To induce the Purchaser to enter into the Purchase Agreement and to induce the Purchaser to purchase the Secured Obligations from the Seller thereunder, each Grantor hereby represents and warrants to the Purchaser that:
6.01. Grantors' Legal Status. (a) Such Grantor is an organization as set forth in Schedule 6.01; (b) such organization is of the type, and is organized in the jurisdiction, set forth in Schedule 6.01; and (c) Schedule 6.01 sets forth such Grantor's correct legal name, prior organizational names within the previous five years, chief executive office, organizational identification number or states that such Grantor has none.
6.02. Grantors' Legal Names. Such Grantor's exact legal name is that set forth on the signature page hereof (or, in the case of any Grantor that becomes a party hereto after the date hereof, on the signature page to the applicable Assignment and Assumption Agreement).
6.03. Grantors' Locations. Schedule 6.01 sets forth such Grantor's place of business or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Such Grantor's place of business or (if it has more than one place of business) its chief executive office (if such Grantor is an organization) is located in a jurisdiction that has adopted the UCC or whose laws generally require that information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the Collateral.
6.04. Representations in the Purchase Agreement. The representations and warranties set forth in Section 5 of the Purchase Agreement as they relate to such Grantor to the Transaction Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the applicable Seller's knowledge shall, for the purposes of this Section 6.04, be deemed to be a reference to such Grantor's knowledge.
6.05. Title to Collateral. The Collateral of such Grantor is owned by such Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to the Purchase Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any of its Collateral or (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, with respect to Liens expressly permitted pursuant to the Purchase Agreement.
6.06. Nature of Collateral. None of the Collateral of such Grantor constitutes, or is the proceeds of, farm products and none of the Collateral has been purchased or will be used by such Grantor primarily for personal, family or household purposes, and as of the Closing Date, except as set forth on Schedule 6.06:

(a) none of the account debtors or other persons obligated on any of the Collateral of such Grantor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;
(b) such Grantor has no deposit accounts or other bank accounts; and
(c) such Grantor has no securities accounts or securities entitlements.

6.07. Compliance with Laws. Such Grantor has at all times operated its business in compliance with all laws, except as could not reasonably be expected to have a Material Adverse Effect.
6.08. Validity of Security Interest. (a) The Security Interest granted by each Grantor constitutes, to the extent possible under applicable law, a legal and valid security interest in all of the Collateral of such Grantor securing the payment and performance of the Secured Obligations and (b) upon the giving of value, the filing of financing statements describing the Collateral in the offices listed on the Schedule 6.01, and the taking of all applicable actions in respect of perfection contemplated by Sections 7.06 and 7.07 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement), the Security Interest will be valid, enforceable and perfected in all Collateral of such Grantor. The Security Interest is and shall be prior to any other Lien on the Collateral, other than Liens expressly permitted to be prior to the Security Interest under the Purchase Agreement.
6.09. Reserved.
6.10. Investment Property in lieu of Payment. No account exceeding $50,000 has been settled with the Grantor's receipt of Pledged Stock that has not been delivered to the Purchaser.
6.11. Account Receivables. No amount exceeding $50,000 and payable to such Grantor under or in connection with any account is evidenced by any instrument, promissory note, chattel paper, and no account exceeding $50,000 has been settled by the account debtor granting to such Grantor Pledged Stock which has not been delivered to the Purchaser.
6.12. Accounts. (i) Each account of such Grantor is genuine and in all material respects what they purport to be, (ii) each account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered or to be rendered by such Grantor to the account debtor named therein, (iii) no material account of such Grantor is evidenced by any instrument, promissory note or chattel paper other than any such instrument, promissory note or chattel paper that has been theretofore endorsed over, assigned and delivered to, or submitted to the control of, the Purchaser (accompanied by such instruments of transfer and assignment duly executed in blank as the Purchaser may from time to time specify), and (iv) no surety bond was required or given in connection with any account of such Grantor or the contracts or purchase orders out of which they arose and the right to receive payment under each account is assignable.
6.13. Reserved.

Section 7. COVENANTS. Each Grantor covenants and agrees with the Purchaser, in each case at such Grantor's own cost and expense, as follows.

7.01. Grantors' Legal Status. Such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure except upon not less than twenty (20) days' prior written notice to the Purchaser.

7.02. Grantors' Names. Such Grantor shall not change its name except upon not less than twenty (20) days' prior written notice to the Purchaser.
7.03. Grantors' Organizational Numbers. Without providing at least twenty
(20) days' prior written notice to the Purchaser, such Grantor shall not change its organizational identification number if it has one. If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify the Purchaser of such organizational identification number promptly upon obtaining such identification number.
7.04. Reserved.
7.05. Covenants in Purchase Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its subsidiaries.
7.06. Promissory Notes and Tangible Chattel Paper. If such Grantor, together with the other Grantors, shall at any time hold or acquire any instruments, promissory notes or tangible chattel paper in an aggregate principal amount of more than $50,000 payable to such Grantor under or in connection with any account, such Grantor shall forthwith endorse, assign and deliver the same to the Purchaser, accompanied by such instruments of transfer or assignment duly executed in blank as the Purchaser may from time to time specify to be held by the Purchaser as Collateral pursuant to this Agreement.
7.07. Deposit Accounts. For each deposit account that such Grantor at any time opens or maintains, such Grantor shall, at the Purchaser's request and option, either (a) cause the depository bank to enter into a written agreement or other authenticated record with the Purchaser, in form and substance reasonably satisfactory to the Purchaser, pursuant to which such depository bank shall agree, among other things, to comply at any time with instructions from the Purchaser to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor, or (b) arrange for the Purchaser to become the customer of the depository bank with respect to the deposit account; provided, however, that notwithstanding the foregoing, the requirements of this Section 7.07 shall not apply to any zero balance payroll or similar disbursement account maintained by any Grantor (and each Grantor agrees not to deposit in any payroll account or similar disbursement account maintained by it any funds, except funds needed at the time of deposit (or within three days thereafter) to meet payroll needs of such Grantor).
7.08. Pledged Stock. If such Grantor, together with the other Grantors, shall at any time hold or acquire any Pledged Stock granted to such Grantor by an account debtor to settle an account in an aggregate principal amount of more than $50,000, such Grantor shall forthwith deliver the same to the Purchaser, accompanied by an executed blank stock power and such other instruments of transfer or assignment duly executed in blank as the Purchaser may from time to time specify to be held by the Purchaser as Collateral pursuant to this Agreement.
7.09. Reserved.

7.10. Reserved.
7.11. Reserved.
7.12. Reserved.
7.13. Reserved.

7.14. Maintenance of Collateral; Compliance with Laws. (a) Such Grantor shall not use the Collateral in violation of any law to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

7.15. Reserved.
7.16. Reserved.

7.17. Periodic Certification. From time to time on demand (which demand, absent an Event of Default, shall be no more frequent than once every four months) from the Purchaser such Grantor shall deliver to the Purchaser either (a) new Schedules setting forth the information required pursuant to Sections 6.01, 6.03 and 6.06, and a certificate from an executive officer of the Seller certifying as to the accuracy of the information set forth therein or (b) a certificate from an executive officer of the Seller confirming that there has been no change in the information set forth on the Schedules delivered as of the date hereof or since the date of the most recent certificate delivered pursuant to Section 7.17(a), as applicable.

7.18. Other Actions as to any and all Collateral. Such Grantor further agrees to take any other action reasonably requested by the Purchaser to insure the attachment, perfection and, first priority of, and the ability of the Purchaser to enforce, the Security Interest in any and all of the Collateral provided by such Grantor including, without limitation,
(a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that such Grantor's signature thereon is required therefor; (b) causing the Purchaser's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Purchaser to enforce, the Security Interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States of America as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Purchaser to enforce, the Security Interest in such Collateral;
(d) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on such Collateral;
(e) providing to the Purchaser “control” over such Collateral, to the extent that perfection can only be achieved under the UCC by control or where obtaining perfection by control provides more protection to the Purchaser that perfection by filing a financing statement; and (f) taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, however, that nothing contained in clause (d) or (e) shall require such Grantor to pay any consideration (other than any governmental application, processing, filing or recording fees) in order to obtain any consent or waiver referred to in such clauses.

7.19. Treatment of Accounts. Subject to Section 5.10 of the Purchaser Agreement, no Grantor shall grant or extend the time for payment of any material account, or compromise or settle any account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor's business.
Section 8. [RESERVED].
Section 9. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.
9.01. Expenses Incurred by the Purchaser. In its discretion, the Purchaser may, if the relevant Grantor fails to do so, discharge taxes and other encumbrances at any time levied or placed on any material portion of the Collateral and pay any necessary filing fees. Each Grantor agrees to reimburse the Purchaser on demand for any and all expenditures so made, and all sums disbursed by the Purchaser in connection with this Section 9.01, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Purchaser shall bear interest at the per annum rate specified in Section 17 and shall constitute additional Secured Obligations. The Purchaser shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve any Grantor of any default.
9.02. Purchaser's Obligations and Duties.
(a) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral provided by it to be observed or performed by such Grantor thereunder. The Purchaser shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Purchaser of any payment relating to any of the Collateral, nor shall the Purchaser be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Purchaser in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the or to which the Purchaser may be entitled at any time or times.
(b) The Purchaser's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Purchaser deals with similar property for its own account.
(c) Neither the Purchaser nor any of its respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Purchaser hereunder are solely to protect the Purchaser's interests in the Collateral and shall not impose any duty upon Purchaser to exercise any such powers. The Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from their respective gross negligence or willful misconduct.
(d) Each Grantor acknowledges that the rights and responsibilities of the Purchaser under this Agreement with respect to any action taken by the Purchaser or the exercise or non-exercise by the Purchaser of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them.

9.03. Reserved.
Section 10. DEPOSITS. The Purchaser may after the occurrence and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Purchaser to any Grantor may at any time be applied to or set off against any of the Secured Obligations whether or not due and owing.
Section 11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request of the Purchaser, notify account debtors and other persons obligated on any of the Collateral of such Grantor of the Security Interest in any account or chattel paper, promissory notes or instruments payable to such Grantor under or in connection with any account, or Pledged Stock delivered to such Grantor to settle an account, or other claims constituting Collateral that payment thereof is to be made directly to the Purchaser or to any financial institution designated by the Purchaser as the Purchaser's agent therefor, and the Purchaser may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts and other claims constituting Collateral received by the Grantor as trustee for the Purchaser without commingling the same with other funds of the Grantor and shall turn the same over to the Purchaser in the identical form received, together with any necessary endorsements or assignments. The Purchaser shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Without limitation of the foregoing, during the continuation of an Event of Default (1) the Purchaser shall have the right, but not the obligation, to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Purchaser may require in connection with such test verifications, and (2) the Purchaser in its own name or in the name of others may communicate with account debtors on the accounts to verify with them to the Purchaser's satisfaction the existence, amount and terms of any accounts. The Purchaser may apply the proceeds of collection of accounts and other claims constituting Collateral received by the Purchaser to the Secured Obligations or hold such proceeds as additional Collateral, at the option of the Purchaser. The provisions of Section 9-209 of the NYUCC shall not apply to any account as to which notification of assignment has been sent to the account debtor or other person obligation on the Collateral, whether under this Section 11, Section 12 or Section 13.

Section 12. POWER OF ATTORNEY.
12.01. Appointment and Powers of Purchaser. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Purchaser and any officer or Purchaser thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(a) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Purchaser for the purpose of collecting any and all such moneys due under any account or with respect to any other Collateral whenever payable;
(b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance and pay all or any part of the premiums therefor and the costs thereof;
(c) execute, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(d) exercise all rights of such Grantor as owner of the Pledged Stock or as party to any partnership, limited liability company or similar agreement, including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings and exercise all voting and consent rights with respect to the Pledged Stock;
(e) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Purchaser or as the Purchaser shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Purchaser may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Purchaser were the absolute owner thereof for all purposes, and do, at the Purchaser's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Purchaser deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(f) to the extent that such Grantor's authorization given in Section 4 is not sufficient, to file such financing statements or similar documents under the laws of any jurisdiction with respect hereto, with or without such Grantor's signature, or a photocopy of this Agreement in substitution for a financing statement or such other document, as the Purchaser may deem appropriate and to execute in such Grantor's name such financing statements, other such documents and amendments thereto and continuation statements which may require such Grantor's signature.

Anything in this Section 12.01 to the contrary notwithstanding, the Purchaser agrees that it will not exercise any rights under the power of attorney provided for in this Section 12.01 (other than under paragraph (e) of this Section 12.01) unless an Event of Default shall have occurred and be continuing.
12.02. Failure of Grantor to Perform. If any Grantor fails to perform or comply with any of its agreements contained herein, the Purchaser, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
12.03. Expenses of Attorney-in-Fact. The expenses of the Purchaser incurred in connection with actions undertaken as provided in this Section 12, together with interest thereon at a rate equal to the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly, shall be payable by such Grantor to the Purchaser on demand.
12.04. Ratification by Grantor. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 12. This power of attorney is a power coupled with an interest and is irrevocable.
12.05. No Duty on Purchaser. The powers conferred on the Purchaser, its directors, officers and agents pursuant to this Section 12 are solely to protect the Purchaser's interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Purchaser shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Purchasers shall be responsible to any Grantor for any act or failure to act, except for the Purchaser's own gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.
Section 13. REMEDIES.
13.01. Default. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing (and each of the Grantors shall thereupon be in default hereunder without regard to whether or to what degree any Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after any Secured Obligation has become due and payable and remains unpaid beyond any applicable grace period.

13.02. Remedies Upon Default. At any time when any Grantor is in default under this Agreement as set forth in Section 13.01, the Purchaser may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the NYUCC or any other applicable UCC or other applicable law, (ii) each and all of the rights and remedies available to it under the Purchase Agreement or any other Transaction Document, and (iii) each and all of the following rights and remedies:

(a) Collection Rights. Without notice to any Grantor or any other Loan Party, the Purchaser may notify any or all account debtors and obligors on any accounts, chattel paper or instruments evidencing an account, or other claims constituting Collateral of the Purchaser's Security Interests therein or the issuers of Pledged Stock delivered to settle an account and may direct, demand and enforce payment thereof directly to the Purchaser. The provisions of Section 9-209 of the NYUCC shall not apply to any account or chattel paper, promissory note or payment intangible as to which notification of assignment has been sent to the account debtor.
(b) Foreclosure. The Purchaser may sell, lease, license or otherwise dispose of or transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at the Purchaser's offices or on any Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, the Purchaser may be the purchaser at any such sale and in such event, the Purchaser may bid part or all of the Secured Obligations owing to it without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least ten (10) calendar days' written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to the Seller shall constitute notice given to such Grantor. The giving of notice of any such sale or other disposition shall not obligate the Purchaser to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.
(c) Voting Rights. The Purchaser may exercise any and all rights of any Grantor as the owner of any Pledged Stock delivered to a Grantor to settle an account, including, without limitation, voting rights, rights to give or withhold consent under any agreement under which such Pledged Stock is issued.
(d) Appointment of Receiver. Without limiting any other right or remedy of the Purchaser in this Agreement, upon the occurrence and during the continuance of any Event of Default, the Purchaser may by instrument in writing appoint any person as a receiver of all or any part of the Collateral of each applicable Grantor. The Purchaser may from time to time remove or replace a receiver, or make application to any court of competent jurisdiction for the appointment of a receiver. Any receiver appointed by the Purchaser shall (for purposes relating to responsibility for the receiver's acts or omissions) be considered to be the Purchaser of each applicable Grantor. The Purchaser may from time to time fix the receiver's remuneration and the Grantors shall pay the amount of such remuneration to the Purchaser. The Purchaser shall not be liable to any Grantor or any other person in connection with appointing or not appointing a receiver or in connection with the receiver's actions or omissions.

13.03. Reserved.
13.04. Waivers by Grantors. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale; (b) the benefit of all valuation, appraisal, exemption and moratorium laws; (c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by the Purchaser of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Purchaser taking possession of any Collateral by self-help; and (d) if the Purchaser seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that the Purchaser retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.
13.05. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Purchaser, be held by the Purchaser as Collateral for, or then, or at any other time thereafter, applied in full or in part by the Purchaser against, the Secured Obligations in the following order of priority:
FIRST: to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Purchaser and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Purchaser in connection therewith, and all amounts for which the Purchaser is entitled to indemnification hereunder and all reasonable advances made by the Purchaser hereunder for the account of any Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Purchaser in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19.09;
SECOND: to the payment of all other Secured Obligations then due and payable in the manner and order provided in the Purchase Agreement;
THIRD: to any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC or other applicable law; and
FOURTH, to the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
13.06. Surplus; Deficiency. Any surplus proceeds of any sale or other disposition by the Purchaser of any Collateral remaining after discharge of the Purchase Agreement and after all Secured Obligations are paid in full and in cash and any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC are paid in full shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to termination and discharge of the Purchase Agreement, such surplus proceeds may be retained by the Purchaser and held as Collateral until termination and discharge of the Purchase Agreement. The Seller and each Guarantor shall be and remain liable for any deficiency.

13.07. Information Related to the Collateral. If, during the continuance of an Event of Default, the Purchaser determines to sell or otherwise transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to the Purchaser all information the Purchaser may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or transfer. The Purchaser shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely (but not in violation of any law, including federal securities laws) to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of the Purchaser, freely to any Person that the Purchaser in good faith believes to be a potential or prospective purchaser in such sale or transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

13.08. Reserved.
13.09. Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. The Purchaser may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of the Purchaser against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.
13.10. Reserved.
Section 14. STANDARDS FOR EXERCISING REMEDIES.
14.01. Commercially Reasonable Manner. To the extent that applicable law imposes duties on the Purchaser to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Purchaser (a) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of; (b) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (c) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (e) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (h) to dispose of assets in wholesale rather than retail markets; (i) to disclaim disposition warranties; (j) to purchase insurance or credit enhancements to insure the Purchaser against risks of loss, collection or disposition of Collateral or to provide to the Purchaser a guaranteed return from the collection or disposition of Collateral; or (k) to the extent deemed appropriate by the Purchaser, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchaser in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Purchaser would not be commercially unreasonable in the Purchaser's exercise of remedies against the Collateral and that other actions or omissions by the Purchaser shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limiting the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to any Grantor or to impose any duties on the Purchaser that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

14.02. Standard of Care. The powers conferred on the Purchaser hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Purchaser accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.
Section 15. WAIVERS BY GRANTOR; OBLIGATIONS ABSOLUTE.
15.01. Specific Waivers. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of any purchase pursuant to the terms of the Purchase Agreement, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description other than those required pursuant to the Purchase Agreement or any other Transaction Documents to which such Grantor is a party.
15.02. Obligations Absolute. All rights of the Purchaser hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, any other Transaction Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Transaction Document, or any other agreement or instrument; (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement other than the prompt and complete performance and payment in full of the Secured Obligations.
Section 16. MARSHALLING. The Purchaser shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Purchaser's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
Section 17. INTEREST. Until paid, all amounts due and payable by each Grantor hereunder shall be deemed to be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at a rate equal to the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly.
Section 18. REINSTATEMENT. The obligations of each Grantor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Grantor or any other obligor or otherwise, all as though such payment had not been made.
Section 19. MISCELLANEOUS.
19.01. Notices. All notices, requests and demands to or upon the Purchaser or any Grantor hereunder shall be effected in the manner provided for in Section 7.03 of the Purchase Agreement.
19.02. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, WASHOE COUNTY AND CITY OF RENO; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PURCHASER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA, WASHOE COUNTY AND CITY OF RENO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEVADA. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.03. WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT.
19.04. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
19.05. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.
19.06. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
19.07. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
19.08. Survival of Agreement. All representations, warranties and agreements made by or on behalf of any in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof or thereof and the payment of the Secured Obligations. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Transaction Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 7.05 and 7.14 of the Purchase Agreement, shall survive the payment in full of the Secured Obligations and any termination of this Agreement or any of the other Transaction Documents.
19.09. Fees and Expenses; Indemnification.
(a) The Grantors, jointly and severally, agree to pay upon demand the amount of any and all reasonable expenses, including the fees, disbursements and other charges of counsel and of any experts or Purchasers, which (i) the Purchaser may incur in connection with
(x) collecting against any Grantor or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents, (y) the exercise, enforcement or protection of any of the rights of the Purchaser hereunder or (z) the failure of any Grantor to perform or observe any of the provisions hereof, and (ii) the Purchaser may incur in connection with (x) the administration of this Agreement (including the customary fees and charges for any audits conducted by it or on its behalf with respect to the accounts receivable) or (y) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral.

Each Grantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Seller would be required to do so pursuant to Section 7.05 of the Purchase Agreement.
(b) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.
(c) Each Grantor agrees that the provisions of Article III of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis, and the Purchaser shall be entitled to rely on each of them as if they were fully set forth herein.

19.10. Binding Effect; Several Agreement. This Agreement is binding upon each Grantor and the Purchaser and their respective successors and permitted assigns, and shall inure to the benefit of the Grantors, the Purchaser and their respective successors and permitted assigns, except that no Grantor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein, except as specifically permitted by the Purchase Agreement, without the prior written consent of the Purchaser (and any such assignment or transfer shall be void).
19.11. Waivers; Amendment.
(a) No failure or delay of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder and of the Purchaser under the Purchase Agreement and other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such or any other Grantor to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Purchaser and each affected Grantor.

19.12. Set Off. Each Grantor hereby irrevocably authorizes the Purchaser at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Purchaser may elect, against and on account of the obligations and liabilities of such Grantor to the Purchaser hereunder and claims of every nature and description of the Purchaser against such Grantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchaser may elect. The Purchaser shall notify such Grantor promptly of any such set-off and the application made by the Purchaser of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchaser may have.
19.13. Integration. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
19.14. Acknowledgments. Each Grantor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;
(b) the Purchaser does not have any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and the Purchaser, on the other hand, in connection herewith or therewith is solely that of seller and purchaser (or, in the case that a Grantor owes Secured Obligations to the Purchaser, that of debtor and creditor); and
(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Purchaser.

19.15. Additional Grantors and Guarantors. Each subsidiary of the Seller that is required to become a party to this Agreement pursuant to Section 5.10(b) of the Purchase Agreement shall become a Grantor and Guarantor for all purposes of this Agreement upon execution and delivery by such subsidiary of an Assumption Agreement in the form of Annex I hereto.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
GRANTORS:
AXOGEN, INC.
By: /s/ Karen Zaderej
Name: Karen Zaderej
Title: CEO

AXOGEN CORPORATION.
By:_/s/ Karen Zaderej _______
Name: Karen Zaderej
Title: CEO

PDL BIOPHARMA, INC., as Purchaser
By: /s/ John McLaughlin
Name: John P. McLaughlin
Title: President and Chief Executive Officer

Annex A to Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of ____________, 20__, made by ______________________, a _______________ (the “Additional Grantor”), in favor of PDL Biopharma, Inc., as Purchaser (the “Purchaser”) party to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.
W I T N E S S E T H:
WHEREAS, AxoGen, Inc. (“Seller”) and the Purchaser have entered into the Revenue Interests Purchase Agreement, dated as of October 5, 2012 (as amended, supplemented, replaced or otherwise modified from time to time, the “Purchase Agreement”);
WHEREAS, in connection with the Purchase Agreement, the Seller and certain of its Affiliates (other than the Additional Grantor) have entered into a Guarantee and Collateral Agreement, dated as of October 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Purchaser;
WHEREAS, the Purchase Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:

1.
Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 19.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in the update to the Schedules to the Purchase Agreement most recently delivered pursuant to the terms of the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as to the Additional Grantor contained in Section 6 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.	GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF

NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:_________________________ Name: Title:

Schedule 6.01
Name: AxoGen, Inc.
Jurisdiction of Organization: Minnesota
Identification Number: 41-1301878
Chief Executive Office: 13859 Progress Boulevard, Suite 100 Alachua, Florida 32615
Prior Organizational Names: LecTec Corporation
Name: AxoGen Corporation
Jurisdiction of Organization: Delaware
Identification Number: 55-0805988
Chief Executive Office: 13859 Progress Boulevard, Suite 100 Alachua, Florida 32615
Prior Organizational Names: None

Schedule 6.06 Deposit Accounts

Guarantor	Bank	Account Number
AxoGen, Inc.	Silicon Valley Bank	***
AxoGen Corporation	Silicon Valley Bank	***

EXHIBIT B

EXECUTION VERSION
ASSIGNMENT OF INTERSTS
THIS ASSIGNMENT OF INTERESTS (“Assignment of Interests”) is made as of August 13, 2012, between AxoGen, Inc., a Minnesota corporation (the “Company”), and PDL BioPharma, Inc., a Delaware corporation (“Purchaser”).
A. The Company and Purchaser have entered into that certain Revenue Interests Purchase Agreement, dated as of October 5, 2012 (the “Revenue Purchase Agreement”), pursuant to which the Company is to sell and Purchaser is to purchase the Assigned Interests. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Revenue Purchase Agreement; and
B. The Company has agreed to execute and deliver this Assignment of Interests to Purchaser for the purpose of transferring to and vesting in Purchaser title to the Assigned Interests as set forth herein.
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Company does hereby sell, assign, transfer, convey, deliver and vest in Purchaser, its successors and assigns forever, all of its right, title and interest in and to the Assigned Interests.

2.
The Company hereby covenants that, from time to time after the delivery of this instrument, at Purchaser's request, the Company will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Purchaser may reasonably require to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, any of the Assigned Interests.

3.
Nothing in this Assignment of Interests shall alter any liability or obligation of the Company or Purchaser arising under the Revenue Purchase Agreement, which shall govern the representations, warranties and obligations of the parties with respect to the Assigned Interests.

4.	This Assignment of Interests shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	This Assignment of Interests shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

6.	This Assignment of Interests may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Assignment of Interests as of the date first written above.
AXOGEN, INC.
By: /s/ Karen Zaderej
Name: Karen Zaderej
Title: Chief Executive Officer

PDL BIOPHARMA, INC.
By: /s/ John McLaughlin
Name: John P. McLaughlin
Title: President and Chief Executive Officer

SCHEDULE 3.12(a) INTELLECTUAL PROPERTY AND LICENSE AGREEMENTS

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	US Patent 6,972,168 (UFRF)	Licensed	Patent -8/13/2021 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	US Patent 7,402,319 (UTA)	Licensed	Patent -9/26/2023 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	US Patent 7,732,200 (UFRF)	Licensed	Patent -12/21/2022 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	US Published Patent Application 20080299536 (UFRF)	Licensed	Patent Application-N/A Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	US Published Patent Application 20090030269 (UTA)	Licensed	Patent Application -N/A Agreement - See UTA License Agreement Below	Yes
AxoGen Corporation	Canada Patent Application 2,455,827 (UFRF)	Licensed	Patent Application-N/A Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	European Patent No. EP1425390 (UFRF)	Licensed	Patent -8/12/2022 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	Japanese Patent No. 4,749,667 (UFRF)	Licensed	Patent-8/13/2022 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	Mexico Patent No. 296009 (UFRF)	Licensed	Patent - 2/13/2012 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	Mexico Patent No. 296020 (UFRF)	Licensed	Patent -2/13/2012 Agreement - See UFRF License Agreement Below	Yes
AxoGen Corporation	Mexico Patent No. 296021 (UFRF)	Licensed	Patent - 2/13/2012 Agreement - See UFRF License Agreement Below	No
AxoGen Corporation	Mexico Patent No. 296019 (UFRF)	Licensed	Patent Application-2/13/2012 Agreement - See UFRF License Agreement Below	No
AxoGen Corporation	US Published Patent Application 20090264871 (AxoGen)	Owned	N/A	Yes
AxoGen Corporation	Canada Patent Application 2,721,945 (AxoGen)	Owned	N/A	Yes
AxoGen Corporation	European Patent Application EP2276410 (AxoGen)	Owned	N/A	Yes
AxoGen Corporation	US Patent 6,696,575 (UTA)	Licensed	Patent -3/27/2021 Agreement - See UTA License Agreement Below	No

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	US Patent 7,851,447 (UFRF)	Licensed	Patent -11/18/2023 Agreement - See UFRF License Agreement Below	No
AxoGen Corporation	US Published Patent Application US-20110082482 (UFRF)	Licensed	Patent Application-N/A Agreement - See UFRF License Agreement Below	No
AxoGen Corporation	US 7,772,185 (Emory)	Licensed	Patent -11/18/2023 Agreement - See Emory License Agreement Below	No
AxoGen Corporation	US Published Patent Application US-201000268336 (Emory)	Licensed	Patent Application -N/A Agreement - See Emory License Agreement Below	No
AxoGen Corporation	Japanese Patent No. 4,773,976 (Emory)	Licensed	Patent -1/31/2025 Agreement - See Emory License Agreement Below	No
AxoGen Corporation	European Patent Application EP1737476 (Emory)	Licensed	Patent Application -N/A Agreement - See Emory License Agreement Below	No
AxoGen Corporation	Canada Patent Application 2,556,161 (Emory)	Licensed	Patent Application -N/A Agreement - See Emory License Agreement Below	No
AxoGen Corporation	AxoGen Nerve Regeneration -Nerve Recovery Training Video (Copyright)	Owned	N/A	Yes
AxoGen Corporation	LB-122 AVANCE 70 AG-T-1 Instructions for Use: AxoGen Product (Copyright)	Owned	N/A	Yes
AxoGen Corporation	LB-123 AxoGuard Nerve Connector Instructions for Use (Copyright)	Owned	N/A	Yes
AxoGen Corporation	LB-124 AxoGuard Nerve Protector Instructions for Use (Copyright)	Owned	N/A	Yes
AxoGen Corporation	(Canada Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGUARD (Canada Trademark)	Owned	N/A	Yes
AxoGen Corporation	AxoGen (Canada Trademark)	Owned	N/A	Yes
AxoGen Corporation	AVANCE NERVE GRAFT (Canada Trademark)	Owned	N/A	Yes
AxoGen Corporation	(European Trademark)	Owned	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	AVANCE NERVE GRAFT (European Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN NERVE REGENERATION (Japan Trademark)	Owned	N/A	Yes
AxoGen Corporation	AVANCE NERVE GRAFT (Japan Trademark)	Owned	N/A	Yes
AxoGen Corporation	AVANCE NERVE GRAFT (Mexico Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN NERVE REGENERATION (Mexico Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGUARD (U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	(U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN (U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	AXOGEN (U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	(U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	(U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	AVANCE (U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	(U.S. Trademark)	Owned	N/A	Yes
AxoGen Corporation	RANGER (U.S. Trademark)	Owned	N/A	No
AxoGen Corporation	RANGER (U.S. Trademark)	Owned	N/A	NO

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	License Agreement-University of Florida Research Foundation (UFRF)	N/A
The expiration date of the agreement is until the earlier of the date that no Licensed Patent remains enforceable or the payment of earned royalties ceases for more than four (4) calendar quarters on all Licensed Products and Processes.
Yes
AxoGen Corporation	License Agreement-Emory University (Emory)	N/A	Expires on the last to expire Valid Claim.	No
AxoGen Corporation	License Agreement-University of Texas at Austin (UTA)	N/A	Expires on the last to expire of the Licensed Patents.	Yes
AxoGen, Inc.	Patent Application- US 11/535,214	Owned	Patent Application - not pursuing	No
AxoGen, Inc.	Patent Application PCT-US-2009-001407	Owned	Patent Application -N/A	No
AxoGen, Inc.	Patent Application- US 12/921,253	Owned	Patent Application -N/A	No
AxoGen, Inc.	Patent Application- US 61/409,786	Owned	Patent Application -N/A	No
AxoGen, Inc.	Patent Application- US 13/035,535	Owned	Patent Application -N/A	No
AxoGen, Inc.	Patent Application PCT-US-2011-026319	Owned	Patent Application -N/A	No
AxoGen, Inc.	Patent Application US 61/705,251	Owned	Patent Application - N/A	No
AxoGen, Inc.	US Patent - 7,288,265	Owned	1-2023	No
AxoGen, Inc.	US Patent - 6,830,758	Owned	4-2021	No
AxoGen, Inc.	US Patent - 6,495,158	Owned	1-2019	No
AxoGen, Inc.	US Patent - 6,469,227	Owned	5-2020	No
AxoGen, Inc.	US Patent - 6,455,065	Owned	5-2019	No
AxoGen, Inc.	US Patent - 6,406,712	Owned	6-2019	No
AxoGen, Inc.	US Patent - 6,348,212	Owned	5-2019	No
AxoGen, Inc.	US Patent - 6,090,403	Owned	8-2018	No
AxoGen, Inc.	US Patent - 5,804,213	Owned	9-2015	No

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Domain name -ABOUTNERVE.BIZ	Owned	6/8/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.COM	Owned	6/9/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.INFO	Owned	6/9/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.MOBI	Owned	6/9/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.NET	Owned	6/9/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.ORG	Owned	6/9/2012	No
AxoGen Corporation	Domain name -ABOUTNERVE.US	Owned	6/8/2012	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.BIZ	Owned	4/8/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.CO	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.COM	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.INFO	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.MOB I	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.NET	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.ORG	Owned	4/9/2015	No
AxoGen Corporation	Domain name - AVANCENERVEGRAFT.US	Owned	4/8/2015	No
AxoGen Corporation	Domain name - AXGN.BIZ	Owned	2/21/2014	No
AxoGen Corporation	Domain name - AXGN.CO	Owned	2/21/2014	No
AxoGen Corporation	Domain name - AXGN.INFO	Owned	2/22/2014	No
AxoGen Corporation	Domain name - AXGN.ORG	Owned	2/22/2014	No
AxoGen Corporation	Domain name - AXGN.US	Owned	2/21/2014	No
AxoGen Corporation	Domain name - AXOGEN.BIZ	Owned	8/5/2012	No
AxoGen Corporation	Domain name - AXOGEN.INFO	Owned	8/6/2012	No
AxoGen Corporation	Domain name - AXOGEN.ME	Owned	8/6/2012	No
AxoGen Corporation	Domain name - AXOGEN.NET	Owned	11/13/2011	No

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Domain name - AXOGEN.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name - AXOGEN.US	Owned	8/5/2012	No
AxoGen Corporation	Domain name -AXOGENINC.BIZ	Owned	8/5/2012	No
AxoGen Corporation	Domain name -AXOGENINC.COM	Owned	11/13/2017	Yes
AxoGen Corporation	Domain name -AXOGENINC.INFO	Owned	8/6/2012	No
AxoGen Corporation	Domain name -AXOGENINC.ME	Owned	8/6/2012	No
AxoGen Corporation	Domain name -AXOGENINC.MOBI	Owned	8/6/2012	No
AxoGen Corporation	Domain name -AXOGENINC.NAME	Owned	8/6/2012	No
AxoGen Corporation	Domain name -AXOGENINC.NET	Owned	7/20/2014	No
AxoGen Corporation	Domain name -AXOGENINC.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name -AXOGENINC.US	Owned	3/7/2013	No
AxoGen Corporation	Domain name -AXOGENINC.WS	Owned	8/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.BIZ	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.COM	Owned	10/6/2012	Yes
AxoGen Corporation	Domain name -AXOGUARD.INFO	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.ME	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.MOBI	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.NET	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.ORG	Owned	10/6/2012	No
AxoGen Corporation	Domain name -AXOGUARD.US	Owned	10/5/2011	No
AxoGen Corporation	Domain name -NERVEGRAFT.BIZ	Owned	5/21/2015	No
AxoGen Corporation	Domain name -NERVEGRAFT.COM	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEGRAFT.INFO	Owned	5/22/2014	No
AxoGen Corporation	Domain name -NERVEGRAFT.MOBI	Owned	5/22/2014	No
AxoGen Corporation	Domain name -NERVEGRAFT.NET	Owned	7/20/2012	No

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Domain name -NERVEGRAFT.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEINJURY.NET	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEINJURY.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEREGENERATION.NET	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEREGENERATION.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.BIZ	Owned	8/5/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.INFO	Owned	8/6/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.ME	Owned	8/6/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.NET	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.ORG	Owned	7/20/2012	No
AxoGen Corporation	Domain name -NERVEREPAIR.US	Owned	8/5/2012	No
AxoGen Corporation	Domain name -PERIPHERALNERVE.BIZ	Owned	5/21/2015	No
AxoGen Corporation	Domain name -PERIPHERALNERVE.NET	Owned	7/21/2012	No
AxoGen Corporation	Domain name -PROSTATECTOMY.NET	Owned	7/20/2012	No
AxoGen Corporation	Non-clinical data -VP-001-Installation Qualification Protocol for the ACCU-SEAL Model 730-3B6E Medical Sealer (SN 37443)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-002-Operation Qualification Protocol for the ACCU-SEAL Model 730-3B6E Medical Sealer (SN 37443)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-003-ACCU-SEAL Model 730-3B6E Medical Sealer (SN 37443) Validation Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-004-Seal Parameters for ACCU-SEAL Model 730 Next Generation Medical Sealer (SN 37443) and Mangar RM48WLAM and DT 1073UC Pouches	Owned*	N/A	Yes
AxoGen	Non-clinical Data -RD-001-	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
Corporation	AGT-1 Nerve Graft Small Animal Study: Axon Regeneration and Functional Recovery following Rat Sciatic Nerve Defect Repair using 14mm and 28mm Grafts
AxoGen Corporation	Non-clinical data -RD-002-AG-T-1 Nerve Graft Large Animal Study: Evaluation of Regeneration Across Long Nerve (70 mm) Autografts compared to Allografts in Sheep	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-003-Preparation of Suffolk Sheep Nerve Grafts using the AG-T-1 Nerve Graft Processing Method	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-004-Evaluation of CS56 Staining of AG-T-1 processed Mouse, Rat and Sheep Tissue	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-005-Summary of AG-T-1-UT Development Project: Evaluation and development of a detergent treatment process for human peripheral nerve	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-006-AG-T-1 Process Improvement Project	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-007-Evaluation of Label Adherence to AG-T-1 Packaging Components following Gamma Irradiation and Frozen Storage	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-008-Results of EM Investigation of Particulate on AG-T-1 Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-009-Examination of Histological Processing Parameters	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-012-Assessment of AxoGuard Nerve Protector and Nerve Connector Sizing	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -RD-013-AxoGuard Handling Benchtop Test for Optimal Hydration Time	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-014-Histological Processing of Explant Samples from RD-001 Using Historical Methods	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-015-Justification for the potential for revascularization across nerve graft length and diameter	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-018-Muir Sensory vs. Motor vs. Mixed versions of Autograft and Avance	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-019-Muir Restablished CPSG	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-020-Graft Processing and Histology summary of rabbit Sciatic Nerve using the Alpha Process	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-021-Processing and Histology results of rabbit Peroneal Nerve Study	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-022-Evaluation of a 7cm AG-T-1 Processed Nerve Allograft: A morphometric and function study in the rabbit peroneal nerve model	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-023-Testing of Cryoembedding/ Sectioning of AVANCE™ Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-024-Avance Nerve Graft Working Expiration Time Study	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-025-Preliminary Evaluation of the Effects of Decreased ChABC Concentrations on Peripheral Nerve CSPG Clearance	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-026-Evaluation of scarring, inflammation, and nerve function following nerve wrapping	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -RD-027-Vacuum Filtration of Enzyme A with Nerve Tissue II	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-028-Avance Handling Equivalency Study	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-029-Avance Handling Equivalency Study II	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-031-Detergent and CSPG relationship -Avance	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-032-SEM Microphotographs of Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-033-Collagen 1 immunostaining of AVANCE samples	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-034-Investigation of CSPG in processed and unprocessed human skin	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-036-Vacuum Filtration of Enzyme A w/ Nervous Tissue	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-037-Avance Suture Retention Strength Method	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-038-Avance Suture Retention Strength	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-039-Post-hoc investigation of neurite recruitment by Avance in an ectopic muscle implant	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-040-Validation of the Gel Clot Method Bacterial Endotoxin Test for Nerve	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-041-Effects of detergent processing on the growth-promoting properties of nerve basal lamina and laminin	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-045-Vacuum Filtration of Enzyme A and the Effect on CSPG Removal from Nerve Tissue II	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -RD-048-Histological Testing of CSPG Clearance	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -RD-049-Clearance of NGF by Detergent Processing	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-005-Validation of the Corporate Quality Folder Security	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-007-Evaluation of Mediatech Data on 20 L Plastic Film used for Processing Solution Storage	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-008-Stability Study on Mediatech Solutions A, B and D	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-009-CS56 Staining Effectiveness Test Run Summary	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-012-Determination of Foil/Mylar Pouch Sealing Parameters and Integrity Testing Regimen	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-013-Determination of Burst Criteria for Tyvek/Mylar Pouch Integrity Testing Regimen	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-014-Qualification Protocol and Final Report of Sanyo Pharmaceutical Refrigerator SN 6081303 ID AX-027	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-015-Qualification Protocol and Final Report of Shel Lab Orbital Shaking Incubator SN# 10099606, ID# AX-021	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-016-Qualification Protocol and Final Report of Shel Lab Orbital Shaking Incubator SN# 10099806, ID# AX-023	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-017-Qualification Protocol and Final Report of Shel Lab Orbital Shaking Incubator SN# 04004206, ID# AX-001	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-018-Qualification Protocol and Final Report of Sanyo -86oC Freezer SN# 60812908, ID# AX-004	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-019-Qualification Protocol and Final Report of Sanyo -86oC Freezer SN# 60812909, ID# AX-005	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-020-Qualification Protocol and Final Report of Sanyo -86oC Freezer SN# 60812913, ID# AX-003	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-021-Initial Biocompatibility Testing for AG-T-1 Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-022-Comparative Muscle Implantation Study with Negative Control - 6 weeks -Product Code AG-T-1	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-023-AxoGuard Handling Equivalency Study	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-025-Qualification Protocol and Final Report of Shel Lab Orbital Shaking Incubator SN# 10099506, ID# AX-022	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-026-1, 2, & 3 Year Shelf-Life Package Validation Testing AG-T-1 Nerve Graft Packaging	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-027-Biocompatibility Testing of the Avance Peripheral Nerve Graft	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-029-AG-T-1 Debridement Process Performance Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-030-AppTec-Biological Safety Cabinet IQ/OQ/PQ for AX-026	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-031-AppTec-B iological Safety Cabinet IQ/OQ/PQ for AX-025	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-032-Evaluation of Thawing AVANCE Peripheral Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-033-Thermal Performance Qualification of the ThermoSafe® Insulated Shipper Model # 615	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-034-Thermal Performance Qualification of the ThermoSafe® Insulated Shipper Model # 326	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-035-AG-T-1 Processing and Packaging Performance Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-036-Evaluation of Enzyme A from Alternative Manufacturers for Use in Production	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-037-Sterilization Validation for the Avance Product Family	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-038-IQ/OQ for AccuSeal Impulse Sealer AX-020-AppTec St. Paul Facility	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-039-Process Qualification of Final AG-T-1 Product Packaging	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-040-IQ/OQ for BT_1000 Burst Tester AX-048-AppTec St. Paul Facility	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-041-User Handling Qualification of AG-T-1	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-042-Thermal Performance Qualification of the ThermoSafe® Insulated Shipper Model # E186	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-043-Incubator AX-001 Empty Chamber Thermal Mapping	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-044-Incubator AX-021 Empty Chamber Thermal Mapping	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-045-Evaluation of AG-T-1 Nerve Grafts from Processing Performance Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-046-AG-T-1 Pilot Production Run Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-047-System Validation Master Plan: Microsoft Dynamics GP 9.00.0281 Implementation	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-048-Validation of an Analytical Method for Triton X-200 using HPLC-MS	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-049-IQ/OQ for Zebra Printer AX-066	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-050-Validation of Zebra Printer AX-066	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-051-Validation of Sandwich ELISA for Detection of Chondroitinase ABC (EN-026) Residuals	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-052-AG-T-1 2009 Gamma Irradiation Yearly Dose Re-Mapping	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-053-Sanyo Freezer Final Report AX-068	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-054-Sanyo Freezer Final Report AX-069	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-055-Sanyo Freezer Final Report AX-070	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-056-Sanyo Freezer Final Report AX-073	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-057-AG-T-1 Labeling Process Performance Qualification	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-058-IQ/OQ for Zebra Printer AX-071	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-059-Summary Report: Non-Immunogenicity of AG-T-1 Nerve Graft	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-060-Residual Enzyme Validation: Chondroitinase ABC and AG-T-1 Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-061-Dose Map Report AG-T-1 in SCA Thermosafe E-186 Shipping Container	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-062-AppTec Cleaning Practices, Isolette L-145 Qualification and Isolette L-145 Environmental Monitoring Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-063-Washington University Handling Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-064-Bioburden Equivalency Investigation -AG-T-1 XXXX70 product codes	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-065-AG-T-1 Risk Management -FMEA [Application, Design and Process]	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-066-Validation of Labeling Software	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-067-Summary Report: Functional Recovery Support for AG-T-1 Nerve Graft	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-068-AG-T-1 Processing: Detergent Virucidal Effects	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-069-1, 2, & 3 Year Real Time Shelf-Life Study of AG-T-1 Peripheral Nerve Graft	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-070-AxoGaurd Receiving, Releasing, Ordering and Shipping Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-071-Sanyo Freezer Loss of Power Study	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-072-Validation of Labeling Software PS-001 R02	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-073-Installation and Operational Qualification of Accu-Seal Model 730 [AX-076] Next Generation Medical Sealer	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-074-Process Qualification Protocol for the ACCU-SEAL Model 730-1B6E (AX-076) Medical Sealer (SN 42487)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-075-Installation and Certification of AX-083 Labconco Purifier Delta Class II, Type A2 Safety Cabinet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-076-Installation and Certification of AX-084 Labconco Purifier Delta Class II, Type A2 Safety Cabinet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-077-Installation and Qualification of AX-085 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-078-Installation and Qualification of AX-086 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-079-Installation and Qualification of AX-087 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-080-Installation and Qualification of AX-088 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-081-IQ/OQ for ELPRO ECOLOG “LP4” Datalogger Installation in Sid Martin Biotechnology Building Room 137 and 170 (Linked to AX-091)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-082-PQ for ELPRO ECOLOG “LP4” Datalogger Installation in Sid Martin Biotechnology Building Room 137 and 170	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-083-AG-T-1 2007 3rd Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-085-EN-004 Solution C Lot 98198013: Filtered versus Manual Comparison	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-086-Summary Report: Support for 5 cm AG-T-1 Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-088-5 Year Accelerated and Real Time Aging for AG-T-1 Product	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-089-Installation and Qualification of AX-093 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-090-Installation and Qualification of AX-094 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-091-Installation and Qualification of AX-095 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-092-Installation and Qualification of AX-096 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-093-AG-T-1 2007 4th Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-094-SI6R Orbital Shaking Incubator Temperature Mapping Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-095-Re-Qualification Protocol and Final Report of Sanyo -80oC Freezer SN# 60812913, ID# AX-003	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-097-Requalification of AX-048 BT-1000 Burst Tester	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-098-LifeNet: AG-T-1 Debridement Process Performance Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-099-Installation and Operational Qualification of Sanyo -86oC Freezer SN# 70611640, ID# AX-092	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-100-Installation, Operational and Process Qualification of Accu-Seal Model 730 Next Generation Medical Sealer	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-101-Validation of Labeling Program - PS-001 R04	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-102-Burst Tester 1 Qualificationat LifeNet (BT-1000 Burst Tester)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-104-AG-T-1 Processing and Packaging Performance Qualification LifeNet Ward Court Facility	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-105-Installation and Qualification of SN#11022307, ID# LNH2 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-106-Installation and Qualification of SN#01016208, ID# LNH4 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-107-Installation and Qualification of SN#11022207, ID# LNH3 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-108-Installation and Qualification of SN#01016108, ID# LNH1 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-109-Installation and Qualification ofSN#01015508 LNH7 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-110-Installation and Qualification of SN 01015908 LNH6 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-111-Installation and Qualification of SN#11022507, ID# LNH5 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-112-Installation and Qualification of SN# 11022607 LNH 8 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-113-Sterilization Validation for the AVANCE Product Family: LifeNet Facility	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-114-Installation and Qualification of SN#01015408 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-115-Installation and Qualification of SN#01015708 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-116-Installation and Qualification of SN#01015808 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-117-Installation and Qualification of SN#01016308 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-118-Installation and Qualification of SN#01015608 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-119-Installation and Qualification of SN#01015208 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-120-Installation and Qualification of SN#01015308 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-121-Installation and Qualification of SN#01016008 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-122-Installation and Qualification of SN#01015108 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-123-Installation and Qualification of SN#01015008 Shel Lab SI6R Orbital-Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-124-Interim Report: 1-Year Real-Time Package Validation Testing for the AG-T-1 Nerve Graft	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-125-AG-T-1 2008 1st Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-126-Requalification of the Sandwich ELISA for Chondroitinase ABC Residuals in Nerve Grafts	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-127-Qualification Protocol and Final Report of Sanyo-86*C Freezer SN#08020041, ID#AX-099	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-128-Qualification Protocol and Final Report of Sanyo-86*C Freezer SN#08020044, ID#AX-090	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-129-Chamber Thermal Mapping: Sanyo -86ºC Freezer SN# 70611640, ID# AX-092	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-130-AG-T-1 Process Improvement #1 Processing and Packaging Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-131-AxoGuard User Handling	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-132-Process Bioburden Investigation Protocol	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-133-Process Cytotoxicity Protocol	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-134-Process Residual Enzyme Protocol	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-135-Process Handling Equivalency Protocol	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-136-Qualification of the Hyclone-Thermofisher Solution C Reagent	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-137-AG-T-1 2008 2nd Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-138-AG-T-1 2008 2nd Quarterly Gamma Irradiation Dose Audit for LifeNet Processing	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-140-2007-2008 Histology Summary Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-141-EN-004 Solution C Analysis	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-142-Installation, Operational, and Performance Qualification of the Sanyo -80 C Freezer	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-143-Installation, Operational, and Performance Qualification of the Sanyo Pharmaceutical Refrigerator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-144-Installation, Operational, and Performance Qualification of the Shel Lab Orbital Shaking Incubator	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-145-AG-T-1 2008 3nd Quarterly Gamma Irradiation Dose Audit for WuXi AppTec Processing	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-146-AG-T-1 2008 3nd Quarterly Gamma Irradiation Dose Audit for LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-147-AG-T-1 Process Improvement #1 Operations Qualification, LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-148-Stability Study for Hyclone Solutions A, B, C, D and F	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-149-Packaging User Qualification for AxoGuard	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-150-Shipper Qualification of AxoGuard Finished Product	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-152-September 2008 Steris Isomedix Dose Mapping	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-153-Verifying the use of Tissue Tek VIP processor for processing of histology samples at Histology Tech Services, Inc.	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-154-Mini Pak'R Air Cushion Machine Validation Protocol	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-155-AxoGuard Nerve Wrap Distribution FMEA	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-156-AG-T-1 2008 4th Quarterly Gamma Irradiation Dose Audit for LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-157-Validation of Donor Database PS-002 R00	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-158-AxoGen Dose Confirmation Study for AVANCE Nerve Graft (CAPA 08-005)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-159-AX-004 Qualification Report	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-160-1, 2, & 3 Yr RT Shelf-Life Study of AG-T-1 Peripheral Nerve Graft, 1 week Process	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-161-Determination of Ethylene Oxide Residuals for Processing Tubing	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-162-BioStorage Shipping Qualification	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-163-AG-T-1 2009 1st Quarterly Gamma Irradiation Dose Audit for LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-165-Inspection Report Review BSC 7 (120868013108) Nuaire Hood (NU-425-500)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-166-Inspection Report Review BSC 6 (120874013108) Nuaire Hood (NU-425-500)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-167-Inspection Report Review BSC 4 (121151021308) Nuaire Hood (NU-425-500)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-168-Inspection Report Review BSC 5 (102906020408) Nuaire Hood (NU-425-500)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-169-IQ/OQ Report BSC 1 (071179035) Labconco Hood (3460001)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-170-IQ/OQ Report BSC 2 (071178797) Labconco Hood (3460001)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-171-IQ/OQ Report BSC 3 (071179045) Labconco Hood (3460001)	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-172-Validation of Labeling Program - 5 year expiration date	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-173-Re-Qualification of the Sanyo -80 C Freezer	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-174-Re-Qualification of the Sanyo Pharmaceutical Refrigerator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-175-Re-Qualification of the Shel Lab Orbital Shaking Incubator	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-176-Vacuum Filtration of Enzyme A	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-177-IQ/OQ/PQ Report of the Shel Lab Orbital Shaking Incubator S/N 03003409 (IN-19)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-178-Preventive Maintenance Report of the Shel Lab Orbital Shaking Incubator S/N 01015008 (IN-15)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-179-AG-T-1 2009 2nd Quarterly Gamma Irradiation Dose Audit for LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-180-AG-T-1 2010 1st Quarterly Gamma Irradiation Dose Audit for LifeNet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-181-Dose Map Report for Quarterly Dose Audits	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-184-Detergent Dilution Calculation	Owned*	N/A	Yes
AxoGen Corporation
Non-clinical data -VP-185-Meta-Analysis of Reported Two-Point Discrimination Outcomes from the use of Nerve Cuffs and Avance® Nerve Graft for the Reconstruction of Digital Nerve Discontinuities of the Hand of 5 mm or Greater
		Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -VP-186-Product Dose Mapping for Off Carrier Processing for AxoGen AG-T-1 Product -Steris Isomedix Libertyville IL	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-187-Process Re-Qualification, Lifenet	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-188-LifeNet Incubators Qualifications	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-190-AG-T-1 2010 3rd Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-192-Product Dose Re-Mapping Report for AxoGen AG-T-1 Product -Steris North Libertyville IL	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-193-AG-T-1 2011 1Q Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-194-Determination of Ethylene Oxide Residuals for Processing Tubing: 2011	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-195-AG-T-1 2011 2Q Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-196-Meta-Analysis of Reported Outcomes for NeuraGen Nerve Guide and Avance Nerve Graft for the Reconstruction of Nerve Discontinuities	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-197-IQ/OQ/PQ Houston	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-198-AG-T-1 2011 3Q Quarterly Gamma Irradiation Dose Audit	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -VP-199-2011 Product Dose Re-Mapping Report for AxoGen AG-T-1 Product-Steris North Libertyville IL	Owned*	N/A	Yes

Owner or Licensee of IP	Type of IP (e.g., patent, TM, ©, mask work) or License Agreement(1)	Owned or Licensed?	Anticipated Expiration Date (if a License, expiration of License and Licensed Property)	Material IP?
AxoGen Corporation	Non-clinical data -AGD-CF-01-Early Customer Feedback from Implantation of AxoGuard Nerve Connector and AxoGuard Nerve Protector	Owned*	N/A	Yes
AxoGen Corporation
Non-clinical data -AXGN CP-003-A pilot study to assess the technical feasibility of robotic assisted Laparoscopic Interpositioning of the AVANCE Nerve Graft for Reconstruction of the Neurovascular Bundle, with a twenty-four month follow-up term to assess efficacy
		Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -ANG-CP-004-A multicenter, prospective, randomized, comparative study of Hollow Nerve Conduit a,d Avance Nerve Graft evauating recovery outcomes of Nerve Repair in the hand. (Change)	Owned*	N/A	Yes
AxoGen Corporation	Non-clinical data -ANG-CP-005 -A multicenter, retropective study of Avance Nerve Graft utilization, evaluations and outcomes in peripheral nerve injury repair (RANGER)	Owned*	N/A	Yes
AxoGen Corporation
Clinical data -A Multicenter Retrospective Study of Avance® Nerve Graft Utilization, Evaluations and Outcomes in Peripheral Nerve Injury Repair (RANGER). The Ranger study, the Avance® Nerve Graft registry, has completed the first data milestone and continues to enroll additional cases.
		Owned*	N/A	Yes
AxoGen Corporation
Clinical data -A Multicenter, Prospective, Randomized, Comparative Study of Hollow Nerve Conduit and Avance® Nerve Graft Evaluation Recovery Outcomes of the Nerve Repair in the Hand (CHANGE). The CHANGE study is being run as a pilot comparative study and enrollment is still in process.
		Owned*	N/A	Yes
AxoGen Corporation
Clinical data -Cavernous Nerve Reconstruction Using Avance® Nerve Graft in Subjects Who Undergo Robotic Assisted Prostatectomy for Treatment of Prostate Cancer. This study is being conducted to assess the technical feasibility of robotic assisted implantation of Avance® Nerve Graft and the long term outcomes for continence and potency in men undergoing radical prostatectomy. Enrollment is still in process.
		Owned*	N/A	Yes
(1) Unless otherwise reflected in the Schedule, all intellectual property is registered in the United States *For clarity, some or all part of such data may be jointly owned by the Institution/Principal Investigator that conducted the study.

Policy	Carrier	Policy #	Period	Amount	Deductible
Workers Compensation Employers Liability	Travelers	UB7A746705	10/31/11-10/31/12	$1,000,000	—
Auto Liability	Travelers	BA5A90456A	10/31/11-10/31/12	$1,000,000	$1,000
General Liability	Marine Travelers	TT06306983	10/31/11-10/31/12	$1M/$2M	$1,000
Umbrella	St Paul Fire & Marine Travelers	TT06306983	10/31/11-10/31/12	$4,000,000	$1,000
Property	St Paul Fire & Marine Travelers	TT06306983	10/31/11-10/31/12	$6,091,500	$500
Product Liability	St Paul Fire & Marine Travelers	TT06306984	10/31/11-10/31/12	$5,000,000	$50,000
Directors & Officers	SH Smith & Co.	11053901	9/30/12-9/30/13	$3,000,000	$75,000
Employment Practices	SH Smith & Co.	82244603	9/30/12-9/30/13	$1,000,000	$10,000

SCHEDULE 3.15
COMPANY'S PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE
13859 Progress Blvd., Suite 100 Alachua, FL 32615 SCHEDULE 3.19

The Company has been working on getting reinstated with the Illinois Secretary of State, the Dept of Revenue and the Workforce Commission (Unemployment Taxes) for about 8 months. The documents that have been submitted by the Company have been rejected more than once and the Company subsequently engaged its public accounting firm to help get this resolved. The Company also changed its registered agent in the state of Illinois, which registered agent is now also assisting in this resolution. Once reinstated, the Company will have some nominal state taxes due for state income tax and unemployment taxes. The Company has already prepaid the Annual report fees associated with reinstatement with the Secretary of State's office. Total Taxes due are less than $5,000.